UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MARINUS PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 25, 2019

To our Stockholders:

You are cordially invited to attend our 2019 Annual Meeting of Stockholders on Tuesday May 7, 2019 at 10:00 a.m. (Eastern Time) (the “Annual Meeting”) to be held as a virtual meeting at www.virtualshareholdermeeting.com/MRNS2019.

If you attend the annual meeting you will be able to vote and submit questions during the meeting by using the control number we have provided to you with the notice regarding the availability of these proxy materials. We are pleased to furnish proxy materials to stockholders primarily over the Internet. We will commence mailing to our stockholders on or about March 21, 2019 a Notice of Internet Availability containing instructions on how to access our 2019 Proxy Statement and 2018 Annual Report and to vote online. Internet distribution of our proxy materials expedites receipt by stockholders, lowers the cost of the annual meeting, and conserves natural resources. However, if you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability. If you choose to receive your annual meeting materials by mail, the notice of the annual meeting, proxy statement, 2018 Annual Report and proxy card from our Board of Directors will be enclosed.

Please refer to the proxy statement for detailed information on each of the proposals and the annual meeting. Your vote is important, and we strongly urge all stockholders to vote their shares. For most items, including the election of directors, your shares will not be voted unless you provide voting instructions via the Internet or by returning a proxy card or voting instruction card. We encourage you to vote promptly, even if you plan to attend the annual meeting.

Best regards,

/s/ Scott Braunstein
Scott Braunstein,
Executive Chairman

Marinus Pharmaceuticals, Inc.

170 N. Radnor Chester Rd, Suite 250

Radnor, PA 19087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 7, 2019

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Marinus Pharmaceuticals, Inc. (the “Company”) will be held virtually at www.virtualshareholdermeeting.com/MRNS2019 Tuesday May  7, 2019, at 10:00 a.m. (Eastern Time), to consider and vote on the following matters described in the accompanying Proxy Statement:

1.	The election of three Class II director nominees named in the accompanying Proxy Statement;

2.

Approve an amendment to our 2014 Equity Incentive Plan (the “2014 Plan”) increasing, on an annual basis, the maximum number of shares of the Company’s common stock available for issuance under the 2014 Plan by a number equal to the lesser of (i) 5,000,000 shares (previously 2,000,000 shares) of the Company’s common stock, (ii) an amount equal to 4%  (previously 5%)of the total number of shares of the Company’s common stock outstanding on such date, calculated on a common-equivalent basis, or (iii) an amount determined by the Board, each of which may be granted as incentive stock options, and increasing the maximum aggregate number of shares of the Company’s common stock that shall be subject to Grants (as defined in the 2014 Plan) made under the 2014 Plan to any individual during any calendar year to 2,000,000 shares (previously 1,000,000);

3.	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

4.	Transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors (the “Board”) unanimously recommends that you vote “FOR” the election of three Class II director nominees (Proposal 1), “FOR” the amendment to the 2014 Plan (Proposal 2) and “FOR” the proposal to ratify KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 3).

The Board has fixed March 11, 2019, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

/s/ Edward F. Smith
Edward F. Smith, Vice President,
Chief Financial Officer, Treasurer and Secretary
Radnor, Pennsylvania

March 25, 2019

YOUR VOTE IS IMPORTANT

If your shares are held in a brokerage account or by another nominee record holder, please be sure to mark your voting choices on the voting instruction card that accompanies this Proxy Statement. If you fail to specify your voting instructions for the election of directors, your shares will not be voted in the election of directors due to rules applicable to broker voting, or we may incur additional costs to solicit votes.

FREQUENTLY ASKED QUESTIONS	1
BOARD OF DIRECTORS	6
AUDIT COMMITTEE REPORT	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	14
EXECUTIVE OFFICERS	16
EXECUTIVE AND DIRECTOR COMPENSATION	17
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	23
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS AT DECEMBER 31, 2017	24
PROPOSAL 1: ELECTION OF CLASS II DIRECTORS	25
2014 EQUITY INCENTIVE PLAN TO INCREASE NUMBER OF SHARES AVAILABLE UNDER THE PLAN AND INCREASE MAXIMUM SHARES AVAILABLE TO AN INDIVIDUAL IN A CALENDAR YEAR	25
PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	29
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2020 ANNUAL MEETING OF STOCKHOLDERS	30
ANNUAL REPORT	31
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS	31
APPENDIX A	A-1

Marinus Pharmaceuticals, Inc.

170 N. Radnor Chester Rd, Suite 250

Radnor, PA 19087

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 7, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY,  May 7, 2019: Copies of this Proxy Statement and the accompanying form of proxy card, and 2018 Annual Report on Form 10-K (the “Annual Report”) are available at www.proxyvote.com, using your unique control number that was included in the Notice of Availability of Proxy Materials you received in the mail.  If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com

2) BY TELEPHONE: 1-800-579-1639

3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with your unique control number that was included in the Notice of Availability of Proxy Materials you received in the mail.

This Proxy Statement and the accompanying proxy card, the foregoing Notice of Availability of Proxy Materials and the Annual Report are intended to be sent or given to stockholders of the Company on or about March 21, 2019, in connection with the solicitation of proxies on behalf of our Board for use at our 2019 Annual Meeting of Stockholders, to be held on  Tuesday,  May 7, 2019, at 10:00 a.m. Eastern Time, virtually at www.virtualshareholdermeeting.com/MRNS2019, and at any adjournment or postponement thereof.

FREQUENTLY ASKED QUESTIONS

The following questions and answers present important information pertaining to the Annual Meeting:

Q:  Who is entitled to vote?

A:  Only stockholders of record as of the close of business on March 11, 2019 (the “Record Date”) shall be entitled to notice of, and to vote at, the Annual Meeting. During the ten days before the Annual Meeting, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call Edward F. Smith, our Chief Financial Officer, Treasurer and Secretary, at (484) 801-4670 to arrange a visit to our offices.

Q:  How many shares of common stock can vote?

A:  There were 52,519,013 shares of common stock outstanding as of the close of business on March 11, 2019. Each stockholder entitled to vote at the Annual Meeting may cast one vote for each share of common stock owned by him or her that has voting power upon each matter considered at the Annual Meeting.  Our stockholders do not have the right to cumulate their votes in elections of directors.

Q:  What may I vote on?

A:  You may vote on the following matters:

1.	the election of three Class II directors who have been nominated to serve on our Board as Class II directors;

2.

the approval of an amendment to our 2014 Equity Incentive Plan (the “2014 Plan”) increasing, on an annual basis, the maximum number of shares of the Company’s common stock available for issuance under the 2014 Plan by a number equal to the lesser of (i) 5,000,000 shares (previously 2,000,000 shares) of the Company’s common stock, (ii) an amount equal to 4%  (previously 5%) of the total number of shares of the Company’s common stock outstanding on such date, calculated on a common-equivalent basis, or (iii) an amount determined by the Board, each of which may be granted as incentive stock options, and increasing the maximum aggregate number of shares of the Company’s common stock that shall be subject to Grants (as defined in the 2014 Plan) made under the 2014 Plan to any individual during any calendar year to 2,000,000 shares (previously 1,000,000);

3.	the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019; and

4.	any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Q:  Will any other business be presented for action by stockholders at the Annual Meeting?

A:  Management knows of no business that will be presented at the Annual Meeting other than Proposals 1, 2 and 3. If any other matter properly comes before the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment on the matter.

Q:  How does the Board recommend that I vote on each of the proposals?

A:    The Board recommends a vote “FOR” the three Class II director nominees, “FOR” the amendment to the 2014 Plan, and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Q:  How do I vote my shares?

A:  The answer depends on whether you own your shares of common stock of the Company directly (that is, you hold shares that show your name as the registered stockholder) or if your shares are held in a brokerage account or by another nominee holder.

If you own shares of the Company directly (i.e., you are a “registered stockholder”): your proxy is being solicited directly by us, and you can vote by internet, by mail or you can vote in person if you attend the Annual Meeting.

If you wish to vote by internet, go to www.proxyvote.com and log in using your unique control number that was included in the Notice of Availability of Proxy Materials you received in the mail.

If you wish to vote by mail, please request a paper copy of the materials, which will include a proxy card.  You can request a paper copy of the materials at no charge to you through one of the following methods:

1) BY INTERNET: www.proxyvote.com

2) BY TELEPHONE: 1-800-579-1639

3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with your unique control number that was included in the Notice of Availability of Proxy Materials you received in the mail.

If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares “FOR” the three Class II director nominees, “FOR” the amendment to the 2014 Plan, “FOR” the ratification of KPMG LLP as our independent registered public accounting firm, and, in their discretion, on any other matter that properly comes before the Annual Meeting. Unsigned proxy cards will not be counted.

If you wish to vote in person at the meeting, go to www.virtualshareholdermeeting.com/MRNS2019 using your unique control number that was included in the Notice of Availability of Proxy Materials you received in the mail.

If you hold your shares of the Company through a broker, bank or other nominee: a voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. Please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote by telephone or via the Internet depending upon your voting instructions. Please refer to the instructions provided with your voting instruction card for information about voting in these ways. See also “What is the effect if I fail to give voting instructions to my broker or other nominee?” below.

If you wish to vote in person at the meeting, ballot buttons will be available at the virtual shareholder meeting website. However, if you are the beneficial owner of shares held in street name through a bank, broker or other intermediary, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:  Will I have the same participation rights in this virtual-only shareholder meeting as I would have at an in-person shareholder meeting?

A:  Yes.  On the day of the meeting, please go to www.virtualshareholdermeeting.com/MRNS2019 and log in using the control number that was included in the Notice of Availability of Proxy Materials you received in the mail.  You will be able to vote online during the meeting, change a vote you may have submitted previously, or ask questions online that will be reviewed and answered by the speakers.  You will only be able to participate in this manner if you log in with your control number.

Q:  What is a proxy?

A:  A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies Scott Braunstein, our Executive Chairman, and Edward F. Smith, our Chief Financial Officer, Treasurer and Secretary. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to attend the Annual Meeting in person, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of common stock may be voted.

Q:  What is the effect if I fail to give voting instructions to my broker or other nominee?

A:  If your shares are held by a broker or other nominee, you must provide your broker or nominee with instructions on how to vote your shares for Proposal 1 and Proposal 2 in order for your shares to be counted. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. If you hold your shares in street name, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing your broker, bank or other nominee in how to vote your shares. We encourage you to provide voting instructions to your broker, bank or other nominee.

Brokers, banks or other nominees that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Brokers, banks or other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our independent registered public accounting firm; however, they will not have this discretionary authority with respect to non-routine matters, including the election of Class II directors and the amendment to our 2014 Plan. With respect to non-routine matters, if beneficial owners do not provide voting instructions, these are called “broker non-votes.”

In the event of a broker non-vote, such beneficial owners’ shares will be included in determining whether a quorum is present, but otherwise will not be counted. In addition, abstentions will be included in determining whether a quorum is present but otherwise will not be counted. Thus, a broker non-vote or an abstention will make a quorum more readily obtainable, but a broker non-vote or an abstention will not otherwise affect the outcome of a vote on a proposal that requires a plurality of the votes cast, and a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a majority of the votes cast. An abstention with respect to a proposal that requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote will, however, have the same effect as a vote against the proposal. See “What vote is required to approve each proposal?” below.

We encourage you to provide voting instructions to the organization that holds your shares.

Q:  What if I want to change my vote or revoke my proxy?

A:  A registered stockholder may change his or her vote or revoke his or her proxy at any time before the Annual Meeting by (i) going to www.proxyvote.com and log in using your unique control number that was included in the Notice of Availability of Proxy Materials you received in the mail, (ii) attending and voting in person at the Annual Meeting, or (iii) submitting a later dated proxy card. We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether your instructions are received by mail or in person at the Annual Meeting. If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your nominee.

Q:  What is a quorum?

A:  The holders of one-third of the 52,519,013 shares of common stock outstanding as of the Record Date, either present or represented by proxy, constitutes a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the stockholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting until a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

Q:  What vote is required to approve each proposal?

A:Election of directors: A plurality of the votes cast at the Annual Meeting is required for the election of Class II directors. This means that the three Class II director nominees with the most votes for a particular director seat are elected to that seat. You may choose to vote or withhold your vote for such nominees. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of a director will not be voted with respect to the director indicated and will have no impact on the election of directors, although it will be counted for the purposes of determining whether there is a quorum.

Amendment to our 2014 Equity Incentive Plan and ratification of our independent registered public accounting firm:  For both proposals, a majority of the shares of stock that are present in person or by proxy and entitled to vote at the Annual Meeting must be voted in favor of the proposal. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock present in person or represented by proxy and entitled to vote. Accordingly, if you choose to “ABSTAIN” with respect to either proposal, your abstention has the same effect as a vote “AGAINST.”

Q:  What if additional proposals are presented at the Annual Meeting?

A:  We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. However, with respect to any other business that properly comes before the Annual Meeting, your proxies are authorized to vote on your behalf using their judgment.

Q:  Do the directors and officers of the Company have an interest in the outcome of the matters to be voted on?

A:  Our directors and officers will not receive any special benefit as a result of the outcome of the matters to be voted on, except that our directors will receive compensation for such service as described later in this Proxy Statement under the heading “Executive and Director Compensation.”

Q:  How many shares do the directors and officers of the Company beneficially own, and how do they plan to vote their shares?

A:  Directors and executive officers, who, as of the Record Date, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following the Record Date) of approximately 5.1% of our outstanding common stock, are expected to vote, or direct the voting of their shares, in favor of the election of the three Class II director nominees set forth in this Proxy Statement, in favor of the amendment to the 2014 Plan and in favor of the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2019.

Q:  Who will count the votes?

A:  Our agent will count the votes cast by proxy. The Chief Financial Officer, Treasurer and Secretary of the Company will count the votes cast in person at the Annual Meeting and will serve as the inspector of election.

Q:  Who can attend the Annual Meeting?

A:  All stockholders are invited to attend the Annual Meeting.

Q:    Are there any expenses associated with collecting the stockholder votes?

A:    We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. In addition, we have engaged D.F. King & Co., Inc. (“King”) of New York, NY, to assist in soliciting proxies. We will pay the costs of soliciting proxies, including a fee of approximately $6,000 to King for its services. We will also reimburse King for its reasonable out-of-pocket expenses. Officers and other employees of the Company may solicit proxies in person or by telephone but will receive no special compensation for doing so.

Q:  Where can you find the voting results?

A:  Voting results will be reported in a Current Report on Form 8-K, which we will file with the United States Securities and Exchange Commission, or the SEC, within four business days following the Annual Meeting.

Q:  Who is our Independent Registered Public Accounting Firm, and will they be represented at the Annual Meeting?

A:  KPMG LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2018 and audited our financial statements for such fiscal year. KPMG LLP has been selected by our audit committee, or the Audit Committee, to serve in the same role and to provide the same services for the fiscal year ending December 31, 2019. We expect that one or more representatives of KPMG LLP will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the Annual Meeting.

Q:  Why are you being asked to ratify the selection of KPMG LLP?

A:  Although stockholder approval of our Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of KPMG LLP, but will not be required to take any action.

BOARD OF DIRECTORS

Our Board currently consists of six members. Upon election of the three nominees for Class II director below at the Annual Meeting, our Board will continue to consist of six members. Our certificate of incorporation and our bylaws divide our Board into three classes with staggered three-year terms. In addition, such certificate of incorporation and bylaws provide that a director may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the votes that all our stockholders would be entitled to cast in an annual election of directors. Under such certificate of incorporation and bylaws, any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office. Furthermore, such certificate of incorporation provides that the authorized number of directors may be changed only by a resolution of our Board.

Biographical information regarding the business experience of each of our directors and the primary aspects of each of our directors’ experience, qualifications, attributes or skills that led to the conclusion that each of our directors should serve on our Board is set forth below:

Nominees	Age	Position
Class II Directors:
Scott Braunstein	55	Director
Seth H.Z. Fischer	62	Director
Nicole Vitullo	61	Director

Other Directors	Age	Position
Class I Director:
Michael R. Dougherty	61	Director

Class III Directors:
Enrique J. Carrazana	57	Director
Tim M. Mayleben	58	Director

Nominees for Election to the Board of three Class II Directors for a Three-Year Term Expiring at the 2022 Annual Meeting

Scott Braunstein has served on our Board since September 2018, and was appointed executive chairman in February 2019.  Dr. Braunstein brings over 20 years of knowledge and experience from diverse biotechnology and pharmaceutical industry vantage points. Dr. Braunstein is currently an operating partner at Aisling Capital. He most recently served as chief operating officer at Pacira Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the clinical and commercial development of new products that meet the needs of acute care practitioners and their patients. Prior to Pacira, Scott served as a healthcare portfolio manager at Everpoint Asset Management and spent 12 years with J.P. Morgan Asset Management as a healthcare analyst and managing director in the U.S. Equity team, and as a portfolio manager in the Global Healthcare team responsible for managing investments in pharmaceuticals, biotechnology, and medical devices. Dr. Braunstein is currently on the board of directors at Esperion Therapeutics, Trevena Inc., Ziopharm Oncology Inc. and serves as chairman at ArTara Therapeutics. Scott began his career as a practicing physician at the Summit Medical Group and as assistant clinical professor at Albert Einstein College of Medicine and Columbia University Medical Center. He earned his medical degree from the Albert Einstein College of Medicine.    We believe Dr. Braunstein's medical background and diverse experience in pharmaceutical development and operations and healthcare portfolio management qualify him to serve on our Board.

Seth H.Z. Fischer has served on our Board since September 2016. Mr. Fischer currently serves as a member of the boards of directors of BioSig Technologies, Inc. and Agile Therapeutics, Inc., and is an advisor to
MedHab, LLC. Mr. Fischer served as chief executive officer and director of Vivus, Inc., a publicly traded biopharmaceutical company commercializing and developing innovative, next-generation therapies to address unmet needs in obesity, diabetes, sleep apnea and sexual health. Prior to Vivus, Mr. Fischer served in various positions of increasing responsibility at Johnson & Johnson, most recently as Company Group Chairman, Johnson

& Johnson and Worldwide Franchise Chairman of Cordis Corporation.  Prior to that he served as Company Group Chairman, North America Pharmaceuticals, which included responsibilities for Ortho-McNeil Pharmaceuticals, Janssen and Scios.  Prior to that, Mr. Fischer served as President of Ortho-McNeil Pharmaceuticals. Mr. Fischer’s operating responsibilities encompassed the commercialization of products in multiple therapeutic categories including Topamax® for epilepsy and migraines and products in the neurologic, analgesic, anti-infective, cardiovascular, psychiatric and women’s health areas,  including ORTHO EVRA®, one of the most successful contraceptive launches in the U.S and the first ever contraceptive patch. Mr. Fischer earned a bachelor’s degree in general studies from Ohio University and served as a captain in the U.S. Air Force. We believe Mr. Fischer’s experience in pharmaceutical operations and commercialization in a wide range of therapeutics including in epilepsy and migraines qualifies him to serve on our Board.

Nicole Vitullo has served on our Board since September 2005. Ms. Vitullo is a Partner at Domain Public Equity Partners, L.P. and has extensive experience in both public and private investing in biotech companies and liquidation/distribution strategies for public companies. For more than a decade, Ms. Vitullo was responsible for Domain Public Equity Partners L.P., a fund focused on private investments in public companies. Previous to Domain, Nicole was senior vice president at Rothschild Asset Management, Inc., where she had responsibility for the U.S. public market investments of International Biotechnology Trust plc and Biotechnology Investments Limited. Prior to that, Ms. Vitullo served as the director of corporate communications and investor relations at Cephalon, a publicly traded biotechnology company, and held a number of positions at Eastman Kodak, including corporate development. Ms. Vitullo’s current board memberships include Achillion Pharmaceuticals, Antios Therapeutics, Celtaxsys, Inc., and Esperion Therapeutics. Previously, Ms. Vitullo served on the board of Celator Pharmaceuticals (sold to Jazz Pharmaceuticals). Ms. Vitullo received her B.A. in mathematics and her M.B.A. in finance from University of Rochester. We believe Ms. Vitullo's experience working with and serving on the boards of directors of life sciences companies and working in the venture capital industry qualifies her to serve on our Board

Members of the Board Continuing in Office for a Term Expiring at the 2020 Annual Meeting

Enrique J. Carrazana, M.D. has served on our Board since November 2013. Dr. Carrazana is the former Chief Medical Officer of Acorda Therapeutics, Inc., where he was responsible for the management of drug development programs and regulatory filings, as well as the company’s medical affairs and drug safety departments. Previously, Dr. Carrazana held various medical leadership roles at Novartis, where his last role was Vice President, Global Head Development Established Medicines Franchise based in Basel, Switzerland. He was also Director of the Epilepsy Center of Excellence at the Miami Veterans’ Administration (VA) Hospital and Associate Professor of Neurology at the University of Miami Miller School of Medicine, and currently serves on the board of directors of Hawaii Biotech Inc. Dr. Carrazana is a board-certified neurologist with more than 20 years of experience in the pharmaceutical industry and clinical practice. He has presented and published a wide range of research on various neurology topics, with an emphasis on epilepsy. Dr. Carrazana received a MD from the Harvard Medical School and completed his residency in neurology and fellowship in neurophysiology at the Harvard Longwood Neurology Program. We believe Dr. Carrazana's medical background and experience in pharmaceutical development qualify him to serve on our Board.

Tim M. Mayleben has served on our Board since December 2008 and as Lead Independent Director since 2017. Mr. Mayleben currently serves as President, CEO and a director of Esperion Therapeutics, Inc., a pharmaceutical company that specializes in developing and commercializing non-statin, once-daily oral therapies for the treatment of patients with elevated low-density lipoprotein cholesterol (LDL-C). Mr. Mayleben has more than a decade of executive leadership roles in the life sciences industry, including, former President, CEO and a director of Vericel Corporation (formerly Aastrom Biosciences), former President, COO and a director of Virtual Radiologics, Inc. (formerly NightHawk Radiology Holdings, Inc.), and former COO and CFO of the original Esperion, until its acquisition by Pfizer in 2004. He is also an advisor to, investor in, and member of the board of directors of several life science companies, including Kaleo, Inc. Mr. Mayleben earned an MBA, with distinction, from the J.L. Kellogg Graduate School of Management at Northwestern University, and a BBA from the University of Michigan, Ross School of Business. We believe Mr. Mayleben's experience in the life sciences industry, including his prior experience serving as an executive and director of public companies in the pharmaceutical and biotechnology industries, qualifies him to serve on our Board.

Members of the Board Continuing in Office for a Term Expiring at the 2021 Annual Meeting

Michael R. Dougherty has served on our Board since February 2017. Mr. Dougherty has over 30 years of experience in the biopharmaceutical industry, most recently serving as executive chairman of Celator Pharmaceuticals, Inc. (sold to Jazz Pharmaceuticals). Prior to Celator, Mr. Dougherty was chief executive officer and a member of the board of directors of Kalidex Pharmaceuticals, Inc.  Mr. Dougherty also served in a number of capacities during his ten-year tenure at Adolor Corporation, including president and chief executive officer, member of the board of directors, chief operating officer, and chief financial officer. Prior to Adolor, Mr. Dougherty was president and chief operating officer of Genomics Collaborative, Inc. and served in a variety of senior positions at Genaera Corporation, including president and chief executive officer and member of the board of directors, and at Centocor, Inc. Mr. Dougherty is currently on the board of directors at Trevena, Inc., and previously served as a member of the boards of directors of Foundation Medicine, Inc., Aviragen Therapeutics, Cempra, Inc., and Viropharma Incorporated.  Mr. Dougherty received a bachelor’s degree in accounting from Villanova University. We believe Mr. Dougherty’s extensive experience in executive leadership, finance and operations within the life sciences industry qualifies him to serve on our Board.

Director Independence

Our Board has determined that all of our directors except Scott Braunstein are independent within the meaning of Section 5605(a)(2) of the NASDAQ Stock Market Rules and Rule 10A-3 under the Securities Act of 1933, as amended, or the Securities Act, that Tim M. Mayleben, Michael R. Dougherty and Nicole Vitullo meet the additional test for independence for audit committee members imposed by SEC regulations and Section 5605(c)(2)(A) of the NASDAQ Stock Market Rules and that Enrique J. Carrazana, Michael R. Dougherty and Seth H.Z. Fischer meet the additional test for independence for compensation committee members imposed by Section 5605(d)(2) of the NASDAQ Stock Market Rules. The Board is responsible for ensuring that independent directors do not have a material relationship with us or any of our affiliates or any of our executive officers or his or her affiliates.

Board Meetings

During the year ended December 31, 2018, the Board held a total of nine meetings. Each of our directors attended at least 75% of the aggregate number of meetings of the Board and meetings of any committee of which he or she was a member, which were held during the time in which he or she was a director or a committee member, as applicable.

Board Leadership Structure and Risk Oversight

The Company seeks to maintain an appropriate balance between management and the Board. Our Board does not have a policy regarding the separation of the offices of Chairman of the Board and Chief Executive Officer. Our Board believes that it is important to retain the flexibility to combine or separate the responsibilities of the offices of Chairman of the Board and Chief Executive Officer, as from time to time it may be in the best interests of the Company.

The Board is obligated to conduct periodic executive sessions of the directors without those directors who are also executive officers of the Company. These directors shall designate one director to preside at each session, although it need not be the same director at each session.

Management regularly reports on any potential material risks to the Company at each Board meeting. Our Executive Chairman and Chief Financial Officer provide these routine reports. Management reports regularly to the full Board, which also considers the Company’s risk factors. While the Board oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Corporate Governance—Board and Committees

Our Board is responsible for the supervision of our overall affairs. Our Board met on nine occasions during the year ended December 31, 2018. Regularly scheduled executive sessions of the Board’s independent directors were held as well. Each then current director attended at least 75% of all Board and applicable committee meetings during 2018. Directors are strongly encouraged, but not required, to attend the Annual Meeting, and all then current directors attended our 2018 Annual Meeting.

Stockholders and other interested parties may write to the Board, any director, any of the committee chairs or the independent directors as a group at: c/o Secretary, Marinus Pharmaceuticals, Inc., 170 N Radnor Chester Rd, Suite 250, Radnor, Pennsylvania 19087.

Board Committees

Our Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, or the Nominating Committee. During 2018, our Audit Committee consisted of Scott Braunstein, Michael R. Dougherty,  and Tim M. Mayleben, with Tim M. Mayleben serving as chair.  Effective February 26, 2019, Scott Braunstein stepped down from the Audit Committee after being appointed Executive Chairman, and Nicole Vitullo joined the Audit Committee. Our Compensation Committee consisted of Enrique J. Carrazana, Michael R. Dougherty and Seth H.Z. Fischer, with Seth H.Z. Fischer serving as chair. Our Nominating Committee consisted of Enrique Carrazana, Tim M. Mayleben and Nicole Vitullo, with Nicole Vitullo serving as chair.

In compliance with the NASDAQ Stock Market Rules, all of the members of our Audit, Compensation and Nominating Committees are independent.

Audit Committee

The Audit Committee operates under a charter adopted by the Board that governs its responsibilities. Copies of the Audit Committee charter can be obtained free of charge from the Company’s website, www.marinuspharma.com, or by contacting the Company to the attention of the Secretary at our offices at Marinus Pharmaceuticals, Inc., 170 N. Radnor Chester Rd, Suite 250, Radnor, Pennsylvania 19087.

The primary purpose of our Audit Committee is to assist the Board in the oversight of the integrity of our accounting and financial reporting process, the audits of our financial statements, and our compliance with legal and regulatory requirements. The functions of our Audit Committee include, among other things,

•	Selecting and hiring the independent registered public accounting firm to conduct the annual audit of our financial statements and monitoring its independence and performance;

•	reviewing and approving the planned scope of the annual audit and the results of the annual audit;

•	pre-approving all audit services and permissible non-audit services provided by our independent registered public accounting firm;

•	reviewing the significant accounting and reporting principles to understand their impact on our financial statements;

•	reviewing our internal financial, operating and accounting controls with management, our independent registered public accounting firm and our internal audit provider;

•

reviewing with management and our independent registered public accounting firm, as appropriate, our financial reports, earnings announcements and our compliance with legal and regulatory requirements;

•	reviewing potential conflicts of interest under and violations of our Code of Business Conduct and Ethics;

•

establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and approving related-party transactions; and

•	reviewing and evaluating, at least annually, our Audit Committee’s charter.

With respect to reviewing and approving related-party transactions, our Audit Committee reviews related-party transactions for potential conflicts of interests or other improprieties. Under SEC rules, related-party transactions are those transactions or series of related transactions to which we are or may be a party in which the amount involved exceeds $120,000, and in which any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment and board membership. Our Audit Committee could approve a related-party transaction if it determines that the transaction is in our best interests. Our directors are required to disclose to this committee or the full Board any potential conflict of interest, or personal interest in a transaction that our board is considering. Our executive officers are required to disclose any related-party transaction to the Audit Committee. We also poll our directors on an annual basis with respect to related-party transactions and their service as an officer or director of other entities. Any director involved in a related-party transaction that is being reviewed or approved must recuse himself or herself from participation in any related deliberation or decision. Whenever possible, the transaction should be approved in advance and if not approved in advance, must be submitted for ratification as promptly as practical.

The financial literacy requirements of the SEC require that each member of our Audit Committee be able to read and understand fundamental financial statements. In addition, at least one member of our Audit Committee is qualified as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act, and has financial sophistication in accordance with the NASDAQ Stock Market Rules. Our Board has determined that Tim M. Mayleben qualifies as an audit committee financial expert. For the relevant experience of Mr. Mayleben that qualifies him as an audit committee financial expert, please see his biographical information under “Biographical and Other Information Regarding the Company’s Directors—Members of the Board Continuing in Office for a Term Expiring at the 2020 Annual Meeting.”

The Audit Committee met four times in 2018.

Both our independent registered public accounting firm and management periodically will meet privately with our Audit Committee. For information on audit fees, see “Proposal 3: Ratification of Independent Registered Public Accounting Firm.”

Compensation Committee

The Compensation Committee operates under a formal charter adopted by the Board that governs its responsibilities. Copies of the Compensation Committee charter can be obtained free of charge from the Company’s website, www.marinuspharma.com, or by contacting the Company to the attention of the Secretary at our offices at Marinus Pharmaceuticals, Inc., 170 N. Radnor Chester Rd, Suite 250, Radnor, Pennsylvania 19087.

The primary purpose of our Compensation Committee is to assist our Board in exercising its responsibilities relating to compensation of our executive officers and employees and to administer our equity compensation and other benefit plans. In carrying out these responsibilities, this committee reviews all components of executive officer and employee compensation for consistency with its compensation philosophy, as in effect from time to time. The functions of our Compensation Committee include, among other things:

•	designing and implementing competitive compensation policies to attract and retain key personnel;

•	reviewing and formulating policy and determining the compensation of our executive officers and employees;

•	reviewing and recommending to our Board the compensation of our directors;

•	administering our equity incentive plans and granting equity awards to our employees and directors under these plans;

•

if required from time to time, reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” and recommending to the full board its inclusion in our periodic reports to be filed with the SEC;

•	if required from time to time, preparing the report of the Compensation Committee to be included in our annual proxy statement;

•	engaging compensation consultants or other advisors it deems appropriate to assist with its duties; and

•	reviewing and evaluating, at least annually, our Compensation Committee’s charter.

Our Compensation Committee may delegate to one or more of our executive offices the power to grant options or other stock awards pursuant to such equity-based plan to employees who are not our directors or executive officers. Our Compensation Committee may also form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.

The Compensation Committee met two times in 2018.

Nominating Committee

The Nominating Committee operates under a formal charter adopted by the Board that governs its responsibilities. Copies of the Nominating Committee charter can be obtained free of charge from the Company’s website, www.marinuspharma.com, or by contacting the Company to the attention of the Secretary at our offices at Marinus Pharmaceuticals, Inc., 170 N. Radnor Chester Rd, Suite 250, Radnor, Pennsylvania 19087.

The primary purpose of our Nominating Committee is to assist our Board in promoting the best interests of the Company and our stockholders through the implementation of sound corporate governance principles and practices. The functions of our Nominating Committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our board;

•	determining the minimum qualifications for service on our board;

•	developing and recommending to our board an annual self-evaluation process for our board and overseeing the annual self-evaluation process;

•	developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our board any changes to such principles; and

•	periodically reviewing and evaluating our Nominating Committee’s charter.

While the Nominating Committee does not have a formal diversity “policy,” the Nominating Committee recommends candidates based upon many factors, including the diversity of their business or professional experience, the diversity of their background and their array of talents and perspectives. We believe that the Nominating Committee’s existing nominations process is designed to identify the best possible nominees for the Board, regardless of the nominee’s gender, racial background, religion or ethnicity. The Nominating Committee identifies candidates through a variety of means, including recommendations from members of the Board and suggestions from our management including our Chief Executive Officer. In addition, the Nominating Committee considers candidates recommended by third parties, including stockholders. The Nominating Committee gives the same consideration to candidates recommended by stockholders as those candidates recommended by members of our Board. Stockholders wishing to recommend director candidates for consideration by the Nominating Committee may do so by writing to our Secretary and giving the recommended candidate’s name, biographical data and qualifications. Nominees should have a reputation for integrity, honesty and adherence to high ethical standards, should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company, should be willing and able to contribute positively to the decision-making process of the Company, should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees, should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders, should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director. Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

The Nominating Committee met two times in 2018.

Compensation Committee Interlocks and Insider Participation

During 2018 and as of the date of this Proxy Statement, no member of our Compensation Committee has ever been an executive officer or employee of ours and no executive officer of the Company currently serves, or has served during the last completed year, on the board, compensation committee or other committee serving an equivalent function, of any other entity that has one or more officers serving as a member of our Board or Compensation Committee.

Stockholder Communications with the Board

Stockholders who wish to communicate directly with the Board, or with a particular director, may send a letter addressed to our Secretary at Marinus Pharmaceuticals, Inc., 170 N. Radnor Chester Rd, Suite 250, Radnor, Pennsylvania 19087. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder Board Communication” or “Stockholder Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the directors, or director, specified on the envelope, or if none, to the Chairman of the Board.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors; Hedging

Our Board has adopted a Code of Business Conduct and Ethics applicable to all of our employees, executive officers and directors. The Code of Business Conduct and Ethics outlines the principles, policies and laws that govern our activities and establishes guidelines for conduct in the workplace. Every employee, executive officer and director is required to read the Code of Business Conduct and Ethics annually. The Audit Committee of our Board is responsible for overseeing the Code of Business Conduct and Ethics and must approve any waivers of the Code of Business Conduct and Ethics for employees, executive officers or directors. We expect that any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website. Copies of the Code of Business Conduct and Ethics can be obtained free of charge from the Company’s website, www.marinuspharma.com, or by contacting the Company to the attention of the Secretary at our offices at Marinus Pharmaceuticals, Inc., 170 N. Radnor Chester Rd, Suite 250, Radnor, Pennsylvania 19087.

While our Insider Trading Policy covers trading of the Company’s common stock or other derivative securities where the Company’s common stock is the underlying, we have not adopted any practice or policy regarding the ability of our employees, officers or directors, or any of their designees, to purchase other financial instruments, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s common stock.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board assists the Board in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), or the PCAOB, and to issue a report thereon.

In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2018 with management and with our independent registered public accounting firm. In addition, the Audit Committee has discussed the matters required to be discussed by PCAOB Auditing Standard No. 1301,  Communications with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements, with KPMG LLP, our independent registered public accounting firm for the year ended December 31, 2018. The Audit Committee has also received and reviewed the written disclosures and the letter from KPMG LLP required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (which relates to the independent registered public accounting firm’s independence from us) and has discussed with KPMG LLP their independence from us. We also considered whether any non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions referenced above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018.

Audit Committee:
Tim M. Mayleben, Chair
Michael R. Dougherty
Nicole Vitullo

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 11, 2019 (except where otherwise noted) by:

•	each of our named executive officers (as that term is defined later in this Proxy Statement under the heading “Executive and Director Compensation”);

•	each of our directors and our nominee for director;

•	all directors and current executive officers as a group; and

•	each stockholder known by the Company to own beneficially more than 5% of our common stock.

Percentage ownership in the following table is based on 52,519,013 shares of common stock outstanding as of March 11, 2019. We have determined beneficial ownership in the table in accordance with the rules of the SEC. In computing the number of shares beneficially owned by any person or group of persons and the percentage ownership of that person or group, shares of common stock subject to options and warrants held by such person or group of persons that are currently exercisable, or will become exercisable by May 11, 2019, are deemed to be beneficially owned by such person and outstanding for the calculation of such person’s percentage ownership. However, we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes following the table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.

	Number of Shares	Percentage of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned
5% or greater stockholders:
Bain Capital Life Sciences Fund, L.P. and BCIP Life Sciences Associates, L.P. (1)	5,042,735	9.6%
200 Clarendon Street
Boston, MA 02116
Jennison Associates LLC (2)	4,554,759	8.7%
466 Lexington Avenue
New York, NY 10017
Granite Point Capital funds (3)	4,259,367	8.1%
109 State Street, 5th Floor
Boston, MA 02109

Directors, Director Nominees and Named Executive Officers:

Christopher M. Cashman (4)	1,326,121	2.5%
Edward F. Smith (5)	539,830	1.0
Enrique J. Carrazana, M.D. (6)	252,335	*
Lorianne Masuoka (7)	239,444	*
Timothy M. Mayleben (8)	130,433	*
Nicole Vitullo (9)	130,433	*
Seth H.Z. Fischer (10)	84,658	*
Michael R. Dougherty (11)	72,583	*
Scott Braunstein (12)	36,667	*
All directors and current officers as a group (9 persons)	2,812,504	5.1%

*Denotes less than one percent of class.

(1)

Reference is made to Amendment No. 2 to Schedule 13G filed with the SEC by Bain Capital Life Sciences Fund, L.P. (BCLS) on February 14, 2019.  4,574,492 shares are held by BCLS and 468,243 shares are held by BCIP Life Sciences Associates, LP (BCIP LS).  Bain Capital Life Sciences Investors, LLC is the general partner of BCLS and

Boylston Coinvestors, LLC is the general partner of BCIP LS.  Voting and dispositive power of both BCLS and BCIP LS is shared by Bain Capital Life Sciences Investors, LLC and fund managers Jeffrey Schwartz and Adam Koppel.

(2)

Reference is made to Amendments No. 1 to Schedules 13G filed with the SEC by Jennison Associates LLC (Jennison) and Prudential Financial Inc. (Prudential) on February 1, 2019.  Jennison furnishes investment advice to several investment companies, insurance separate accounts, and institutional clients (Managed Portfolios). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares of the common stock held by such Managed Portfolios.  Prudential indirectly owns 100% of equity interests of Jennison.  As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the common stock held by the Managed Portfolios.  Jennison does not file jointly with Prudential, as such, shares of the common stock reported on Jennison's Schedule 13G may be included in the shares reported on the Schedule 13G filed by Prudential.  Jennison and Prudential each state that the filing of their respective Schedules 13G should not be construed as an admission that Jennison or Prudential is, for the purposes of Sections 13 or 16 of the Exchange Act, the beneficial owner of these shares.

(3)

Reference is made to Amendment No. 2 to Schedule 13G filed with the SEC on January 23, 2019 by the following Granite Point Capital funds:  Granite Point Capital Master Fund, L.P. – 2,307,602 shares (including 915,500 shares underlying options); Granite Point Capital Panacea Global Healthcare Fund– 1,110,063 shares (including 375,700 shares underlying options); Granite Point Capital Scorpion Focused Ideas Fund – 841,702 shares (including 308,800 shares underlying options).  Granite Point Capital L.L.C. (GPC) is the general partner of each of these funds, and Granite Point Capital Management, L.P. (GPCM), is the investment manager of each of these funds.  Warren B. Lammert, III is the managing member of GPC and the managing member of GPC 1, LLC, the general partner of GPCM.  These persons state that the filing of its Schedule 13G should not be construed in and of itself as an admission by any of them as to beneficial ownership of the shares reported therein.

(4)

Includes options to purchase 1,086,360 shares of common stock currently exercisable or exercisable within 60 days of March 11, 2019.  Christopher M. Cashman was the Chairman, President and Chief Executive Officer of Marinus Pharmaceuticals, Inc. until March 18, 2019.

(5)	Includes options to purchase 495,522 shares of common stock currently exercisable or exercisable within 60 days of March 11, 2019.

(6)	Includes options to purchase 220,535 shares of common stock currently exercisable or exercisable within 60 days of March 11, 2019.

(7)	Includes options to purchase 239,444 shares of common stock currently exercisable or exercisable within 60 days of March 11, 2019.

(8)	Includes options to purchase 80,083 shares of common stock currently exercisable or exercisable within 60 days of March 11, 2019.

(9)

Includes options to purchase 80,083 shares of common stock currently exercisable or exercisable within 60 days of March 11, 2019.  Ms. Vitullo is a managing member of One Palmer Square Associates VI, L.L.C., the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P. and a managing member of Domain Associates, LLC.  The managing members of One Palmer Square Associates VI, L.L.C. share voting and investment power with respect to shares beneficially owned by Domain Partners VI, L.P. and DP VI Associates, L.P. and the managing members of Domain Associates, LLC share voting and investment power with respect to the shares beneficially owned by Domain Associates, LLC.

As of March 11, 2019, 2,476,886 shares of common stock were beneficially owned by Domain Partners VI, L.P., 17,000 shares of common stock were beneficially owned by DP VI Associates, L.P., and 42,550 shares of common stock beneficially owned by Domain Associates, LLC.  Ms. Vitullo disclaims beneficial ownership of these shares except to the extent of her pecuniary interest therein.

(10)	Includes options to purchase 73,558 shares of common stock currently exercisable or exercisable within 60 days of March 11, 2019.

(11)	Includes options to purchase 63,583 shares of common stock currently exercisable or exercisable within 60 days of March 11, 2019.

(12)	Includes options to purchase 36,667 shares of common stock currently exercisable or exercisable within 60 days of March 11, 2019.

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages:

Name	Age	Position(s)
Edward F. Smith	47	Vice President, Chief Financial Officer, Treasurer and Secretary
Lorianne Masuoka, M.D.	57	Chief Medical Officer

Edward F. Smith has served as our Vice President, Chief Financial Officer, Treasurer and Secretary since November 2013. From July 2013 to November 2013, Mr. Smith served as a financial advisor in a consulting capacity for TetraLogic Pharmaceuticals Corporation. From January 2006 to April 2013, Mr. Smith served as Chief Financial Officer of PolyMedix, Inc., a company engaged in the development of small-molecule drugs for the treatment of serious acute care conditions. From September 2000 to December 2005, Mr. Smith was Executive Director of Finance at InKine Pharmaceutical Company, Inc., a biopharmaceutical company focused on the diagnosis and treatment of gastrointestinal disorders. Earlier in his career, Mr. Smith held various positions of increasing responsibility in public accounting, most recently as a manager in the audit practice at Deloitte & Touche LLP. Mr. Smith was licensed as a Certified Public Accountant in Pennsylvania and holds a BS in Business Administration from the University of Hartford.

Lorianne Masuoka, MD has served as our Chief Medical Officer since April 2017.  Dr. Masuoka served as Chief Medical Officer of InVivo Therapeutics from March 2015 until January 2017, Senior Vice President and Chief Medical Officer of Cubist Pharmaceuticals from July 2013 until January 2015, and Senior Vice President and Chief Medical Officer of Nektar Therapeutics from August 2009 until August 2012.  From August 2012 until April 2017, Dr. Masuoka provided clinical development consulting services to various companies in the areas of neurology, epilepsy, oncology, pain and spinal cord injury.  Dr. Masuoka holds a Bachelor of Science and a Doctor of Medicine degree from University of California, Davis.

Information about our Executive Chairman, Scott Braunstein, is included under the caption “Board of Directors.”

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2018 and 2017.

				Stock		All Other
				Awards	Option	Compensation
Name	Year	Salary	Bonus(2)	($)(3)	Awards ($)(4)	($)	Total ($)
Christopher M. Cashman	2018	520,000	205,000	—	—	—	725,000
Chairman, President and Chief Executive Officer(1)	2017	484,100	257,000	73,326	2,182,362	—	2,996,788
Edward F. Smith	2018	385,000	116,000	—	—	—	501,000
Vice President, Chief Financial Officer, Treasurer and Secretary	2017	360,500	145,000	30,492	874,804	—	1,410,796
Lorianne Masuoka, M.D.	2018	385,000	116,000	—	—	—	501,000
Chief Medical Officer	2017	266,146	96,000	—	848,300	—	1,210,446

(1)

Christopher M. Cashman was the Chairman, President and Chief Executive Officer of Marinus Pharmaceuticals, Inc. until March 18, 2019.  Effective February 24, 2019, Scott Braunstein was appointed Executive Chairman.

(2)	Represents performance bonus awards. The 2017 bonus award was paid in 2018. The 2018 bonus award was paid in 2019.

(3)

Represents the grant-date fair value of restricted stock granted in the respective years determined in accordance with Financial Accounting Standard Board (FASB) Accounting Standards Codification (ASC)  Topic 718 in the year of grant. The grant-date fair value is recognized for accounting purposes over the vesting periods of the respective awards.

(4)	This amount represents aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718.

Employment Agreements

We have entered into employment agreements with all of our named executive officers. The following is a summary of the material terms of each employment agreement.

Christopher M. Cashman

On March 18, 2019, the Company and Mr. Cashman entered into a Severance Agreement and General Release (the “Severance Agreement”).   Under the Severance Agreement, as severance benefits we will (i) pay Mr. Cashman an amount equal to 12 months of his base salary ($520,000) in equal monthly installments in accordance with our regular payroll practices, (ii) pay or reimburse Mr. Cashman the same portion of the monthly premium for his continued participation in the Company’s group health coverage pursuant to COBRA through March 31, 2020, as if he were still employed by the Company; provided, however, that if a change in control of the Company occurs within three months following the separation date, such benefit payment shall be extended through March 31, 2021, (iii) pay Mr. Cashman the gross amount equal to his target bonus for 2019 ($58,300) prorated based on the number of weeks in 2019 during which he was employed by the Company.  In addition, the Company accelerated the vesting of previously granted stock options for those options that would have otherwise vested in 2019 and extended the period during which he is able to exercise vested options until March 18, 2021.

Edward F. Smith

On August 3, 2016, we entered into an amended and restated employment agreement with Edward F. Smith, our Vice President, Chief Financial Officer, Treasurer and Secretary. The principal terms of Mr. Smith's employment agreement are as follows:

•	base salary of $360,500 per year;

•	annual performance bonus in an amount up to 40.0% of base salary based on the achievement of certain performance goals established by our Board or the compensation committee; and

•	stock options and awards as described below under the heading "Outstanding Equity Awards at Fiscal Year-End."

Upon a termination of Mr. Smith's employment by us without cause or a resignation by Mr. Smith for good reason, Mr. Smith is eligible to receive a continuation of his base salary for nine months, with an accelerated payment of any balance upon a change in control as defined in the agreement, subject to his execution and delivery of a general release of claims.  If such termination occurs within three months before or within twelve months after a change in control the severance payable increases to an amount equal to his base salary for a period of eighteen months plus his prorated target bonus payable in a lump sum. Upon such termination, Mr. Smith is also eligible to receive payment or reimbursement of the his medical insurance premiums at the same level as was in effect on the termination date for a period of nine months, which period increases to eighteen months if the termination of employment occurs three-months before or twelve months after a change in control.

Termination for "cause" under Mr. Smith's employment agreement generally means termination of Mr. Smith by us for: (i) his misuse of alcoholic beverages, controlled substances or other narcotics, which misuse has had or is reasonably likely to have a material adverse effect on our business or financial affairs or our reputation; (ii) failure to cooperate with us in any investigation or formal proceeding; (iii) the commission of, or a plea of guilty or nolo contendere with respect to, or conviction for, a felony (or any lesser included offense or crime in exchange for withdrawal of a felony indictment or charged crime that might result in a penalty of incarceration), a crime involving moral turpitude or any other offense that results in or could result in any prison sentence; (iv) adjudication as an incompetent; (v) a breach of any material term of the employment agreement; (vi) violation in any material respect of any of our rules, regulations or policies; (vii) gross insubordination; (viii) engaging in any conduct, action or behavior that, in the reasonable opinion of our Board, has had a material adverse effect on our reputation; (ix) any continued or repeated absence; or (x) misappropriation of any funds or property.

Termination for "good reason" under Mr. Smith's employment agreement generally means termination by Mr. Smith for (i) a reassignment to a location outside the greater Philadelphia area; (ii) any material failure by us to comply with any material term of the employment agreement; (iii) the demotion of Mr. Smith to a lesser position or a substantial diminution of Mr. Smith's authority, duties or responsibilities or (iv) a material diminution of his base salary and benefits, except under certain limited circumstances.

Mr. Smith is entitled to participate in all of our group welfare plans, subject to the terms and conditions applicable to such plans as approved from time to time by our Board. Mr. Smith's employment agreement contains customary non-solicitation and non-competition covenants, which covenants remain in effect for six months following any cessation of employment with respect to Mr. Smith. Further, Mr. Smith has executed a Confidentiality Agreement which expires five years after the last disclosure of confidential information by the Company.

Lorianne Masuoka, M.D.

On April 10, 2017, we entered into an employment agreement with Dr. Masuoka.  The principal terms of Dr. Masuoka’s employment agreement are as follows:

•                  base salary of $365,000 per year;

•                  annual performance bonus in an amount up to 35.0% of base salary based on the achievement of certain performance goals established by our Board or the compensation committee; and

•                  stock options and awards as part of our equity incentive programs

Upon a termination of Dr. Masuoka’s employment by us without cause or a resignation by Dr. Masuoka for good reason, Dr. Masuoka is eligible to receive a continuation of her base salary for nine months, with an accelerated payment of any balance upon a change in control as defined in the agreement, subject to her execution and delivery of a general release of claims.  If such termination occurs within three months before or within twelve months after a change in control the severance payable increases to an amount equal to her base salary for a period of eighteen months payable in a lump sum. Upon such termination, Dr. Masuoka is also eligible to receive payment or reimbursement of her medical insurance premiums at the same level as was in effect on the termination date for a period of nine months, which period increases to eighteen months if the termination of employment occurs three months before or twelve months after a change in control.

Termination for “cause” under Dr. Masuoka’s employment agreement generally means termination of Dr. Masuoka by us for: (i) her misuse of alcoholic beverages, controlled substances or other narcotics, which misuse has had or is reasonably likely to have a material adverse effect on our business or financial affairs or our reputation; (ii) failure to cooperate with us in any investigation or formal proceeding; (iii) the commission of, or a plea of guilty or nolo contendere with respect to, or conviction for, a felony (or any lesser included offense or crime in exchange for withdrawal of a felony indictment or charged crime that might result in a penalty of incarceration), a crime involving moral turpitude or any other offense that results in or could result in any prison sentence; (iv) adjudication as an incompetent; (v) a breach of any material term of the employment agreement; (vi) violation in any material respect of any of our rules, regulations or policies; (vii) gross insubordination; (viii) engaging in any conduct, action or behavior that, in the reasonable opinion of our Board, has had a material adverse effect on our reputation; (ix) any continued or repeated absence; or (x) misappropriation of any funds or property.

Termination for “good reason” under Dr. Masuoka’s employment agreement generally means termination by Dr. Masuoka for (i) any material failure by us to comply with any material term of the employment agreement; (ii) the demotion of Dr. Masuoka to a lesser position or a substantial diminution of Dr. Masuoka’s authority, duties or responsibilities or (iii) a material diminution of her base salary and benefits, except under certain limited circumstances.

Dr. Masuoka is entitled to participate in all of our group welfare plans, subject to the terms and conditions applicable to such plans as approved from time to time by our Board. Dr. Masuoka’s employment agreement contains customary non-solicitation and non-competition covenants, which covenants remain in effect for nine months following any cessation of employment with respect to Dr. Masuoka.

Scott Braunstein

On February 26, 2019, we entered into an employment agreement with Scott Braunstein.  The principal terms of Mr. Braunstein’s employment agreement are as follows:

•                  base salary of $215,000 per year;

•                  annual performance bonus in an amount up to 50.0% of base salary based on the achievement of certain performance goals established by our Board or the compensation committee; and

•                  stock options exercisable for the purchase of 240,000 shares of the Company’s Common Stock, subject to the execution of a stock option agreement in the form approved by the Company

Upon a termination of Mr. Braunstein’s employment for any reason, Mr. Braunstein will receive payment for any and all unpaid base salary earned through the effective date of such termination subject to all applicable income and employment taxes and other required and elected withholdings, as soon as required by law but in no event later than the first regularly-scheduled pay date after the termination date, subject to execution of an unconditional and mutual release.

Change in Control Severance Plan

On November 8, 2016, the compensation committee of the board of directors of the Company adopted the Marinus Pharmaceuticals, Inc. Change in Control Severance Plan (the Plan) covering employees of the Company.  The purpose of the Plan is to formalize, and maintain consistency in, the Company’s approach to change in control benefits provided to Company employees.

The Plan provides for certain payments and benefits to a covered employee (i.e., any employee regularly scheduled to work at least 30 hours per week) whose employment with the Company ceases either during the two-year period following a change in control of the Company or during the 90-day period immediately preceding the change in control due to (i) a termination without “Cause” or (ii) a resignation for “Good Reason” (each a “Severance” as defined in the Plan).  In such circumstances, the chief executive officer (CEO) of the Company would receive: (i) a lump-sum payment equal to 24 months of the CEO’s base salary, (ii) a lump-sum payment equal to the CEO’s prorated bonus target plus the annual target bonus multiplied by 1.25 and (iii) a lump-sum payment equal to the aggregate dollar amount that the Company otherwise would have contributed toward the CEO’s group health insurance coverage for 24 months.  Named officers (such as the chief financial officer and chief medical officer) and vice presidents of the Company would receive: (i) a lump-sum payment equal to 18 months of the covered employee’s base salary, (ii) a lump-sum payment equal to the covered employee’s prorated bonus target plus the annual target bonus and (iii) a lump-sum payment equal to the aggregate dollar amount that the Company otherwise would have contributed toward the named officer or vice president’s group health insurance coverage for 18 months.

For the avoidance of doubt, in the event that a covered employee is party to an alternative arrangement which provides one or more of the types of payments and benefits provided under this Plan, upon a termination of employment giving rise to such payments or benefits, the covered employee shall be entitled to the payment or benefit pursuant to either the Plan or the alternative arrangement, whichever provides the more favorable payment or benefit to the covered employee, as determined on a per-payment or per-benefit basis, as applicable.  A covered employee will not be entitled to a payment or benefit under both the Plan and an alternative arrangement.

Equity Benefit Plans

2005 and 2014 Equity Incentive Plan

Our board of directors adopted our 2005 Stock Option and Incentive Plan in 2005 for the purpose of attracting key employees, directors and consultants, inducing them to remain with us and encouraging them to increase their efforts to make our business more successful. We will not make any further grants under the 2005 Stock Option and Incentive Plan, but all outstanding awards under the 2005 Stock Option and Incentive Plan will continue to vest and be exercisable in accordance with their original terms.

The 2014 Plan provides for grants of stock options, stock appreciation rights, or SARs, restricted stock, restricted stock units, or RSUs, and performance awards. Our directors, officers and consultants will be eligible for grants under the 2014 Plan. The purpose of the 2014 Plan is to provide incentives that attract, retain and motivate high-performing officers, directors, employees and consultants by providing them a proprietary interest in our long-term success or compensation based on their performance in fulfilling their responsibilities to our company.

Available shares.    The aggregate number of shares of our common stock issuable pursuant to awards under the 2014 Plan as of January 1, 2019 is 3,302,703.  If Proposal 2 is adopted by our shareholders at the Annual Meeting, the number of shares of the Company’s common stock that may be issued pursuant to Grants under this Plan and the number of shares of the Company’s common stock that may be issued under this Plan as  incentive stock options shall be increased annually on January 1 of each year, by a number equal to the lesser of (i) 5,000,000 shares (previously 2,000,000 shares) of Company Stock, (ii) an amount equal to 4% (previously 5%) of the total number of shares of the Company’s common stock outstanding on such date, calculated on a common-equivalent basis, or (iii) an amount determined by the Board, each of which may be granted as incentive stock options.  All shares subject to the 2014 Equity Incentive Plan may be issued upon the exercise of incentive stock options. No person may be granted in a calendar year an award covering more than 2,000,000 shares (previously 1,000,000 shares).

Our Board of Directors has amended the 2014 Plan, subject to approval by stockholders, to increase the maximum number of shares of common stock available for issuance under the 2014 Plan on an annual basis as discussed above.  See Proposal 2 for additional information on the amendment

The number of shares available for issuance under the 2014 Plan may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the number of outstanding shares of our common stock. In the event of any of these occurrences, we will make equitable adjustments to, among other things, the number and kind of shares, options or other property available for issuance under the plan or covered by grants previously made under the plan. The shares available for issuance under the plan may be, in whole or in part, either authorized and unissued shares of our common stock or shares of common stock held in or acquired for our treasury. In general, if awards under the 2014 Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the 2014 Equity Incentive Plan.

Change in Control.    In connection with a Change in Control (as defined below) the committee may, on a participant-by-participant basis (i) cause any outstanding awards to become vested and immediately exercisable, in whole or in part; (ii) cause any outstanding option to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that option upon closing of the Change in Control; (iii) cancel any unvested award or unvested portion thereof, with or without consideration; (iv) cancel any award in exchange for a substitute award; (v) redeem any RSU for cash and/or other substitute consideration with value equal to the fair market value of an unrestricted share on the date of the Change in Control; (vi) cancel any option in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of shares subject to that option, multiplied by (B) the difference, if any, between the fair market value per share on the date of the Change in Control and the exercise price of that option; provided that if the fair market value per share on the date of the Change in Control does not exceed the exercise price of any such option, the committee may cancel that option without any payment of consideration; and/or (vii) take such other action as the committee determines to be reasonable under the circumstances; provided that the committee may only use discretion to the extent permitted under Section 409A of the Code.

Under the 2014 Plan, a Change in Control means the happening of an event, which shall be deemed to have occurred upon the earliest to occur of the following events: (i) any person or group acquires (in one or more transactions) beneficial ownership of our stock possessing 50.0% or more of the total power to vote for the election of our board of directors; (ii) a majority of the members of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our board of directors prior to the date of the appointment or election; (iii) a merger or consolidation with another corporation where our shareholders immediately prior to such transaction will not beneficially own stock possessing 50.0% or more of the total power to vote for the election of the surviving corporation's board of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote) immediately after such transaction; (iv) any person or group acquires all or substantially all of our assets; (v) we complete a full liquidation or dissolution; or (vi) our stockholders accept a share exchange, whereby stockholders immediately before such exchange do not (or will not) directly or indirectly own more than 50.0% of the combined voting power of the surviving entity immediately following such exchange in substantially the same proportion as their ownership immediately before such exchange. The definition of Change in Control in the 2005 Stock Option and Incentive Plan is substantially similar to the definition in the 2014 Plan.

Repricing.    The committee may not, without obtaining prior approval of our stockholders: (i) implement any cancellation/re-grant program pursuant to which outstanding options under the 2014 Plan are cancelled and new options are granted in replacement with a lower exercise per share, (ii) cancel outstanding options under the 2014 Plan with exercise per share in excess of the then current fair market value per share for consideration payable in our equity securities or (iii) otherwise directly reduce the exercise price in effect for outstanding options under the 2014 Equity Incentive Plan.

Acceleration of Equity Awards.  Pursuant to the terms of each employment agreement with Mr. Smith and Dr. Masuoka, in the event of a change in control that occurs during any time prior to such named executive officer's termination of employment with us, all or a portion of the executive's then unvested stock options shall fully vest.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by each of our named executive officers, which were outstanding as of December 31, 2018.    Christopher M. Cashman was the Chairman, President and Chief Executive Officer of Marinus Pharmaceuticals, Inc. until March 18, 2019.  Effective February 24, 2019, Scott Braunstein was appointed Executive Chairman.

Option Awards	Stock Awards
			Equity Incentive	Equity Incentive
	Number of		Plan Awards:	Plan Awards:
	Shares or	Market Value	Number of	Market or Payout
	Units of	of Shares or	Unearned Shares	Value of Unearned
	Stock That	Units of Stocks	Units or Other	Shares, Units or

	Date of	Shares	Shares not		Exercise	Date of	Have Not	That Have		Rights That Have	Other Rights That
Name	Grant	Exercisable	Exercisable		Price	Expiration	Vested	Not Vested		Not Vested	Have Not Vested
Christopher M. Cashman	9/15/2011	96,154	—	(1)	$1.04	9/14/2021	—	$—		—	$—
	4/12/2012	58,990	—	(1)	$1.04	4/11/2022	—	$—		—	$—
	4/4/2013	31,662	—	(2)	$1.04	4/3/2023	—	$—		—	$—
	12/22/2014	275,000	—	(3)	$8.70	12/21/2024	—	$—		—	$—
	7/20/2015	160,000	—	(4)	$14.30	7/19/2025	—	$—		—	$—
	8/3/2016	87,267	43,633	(5)	$1.50	8/2/2026	—	$—		—	$—
	1/17/2017	94,267	47,133	(6)	$1.21	1/16/2027	—	$—	(11)	60,600	$73,326
	12/6/2017	166,667	333,333	(7)	$6.19	12/5/2027	—	$—		—	$—
Edward F. Smith	12/31/2013	143,708	—	(8)	$1.04	12/31/2023	—	$—		—	$—
	12/22/2014	62,000	—	(9)	$8.70	12/21/2024	—	$—		—	$—
	7/20/2015	70,000	—	(4)	$14.30	7/19/2025	—	$—		—	$—
	8/3/2016	38,267	19,133	(5)	$1.50	8/2/2026	—	$—		—	$—
	1/17/2017	39,200	19,600	(6)	$1.21	1/16/2027	—	$—	(11)	25,200	$30,492
	12/6/2017	66,667	133,333	(7)	$6.19	12/5/2027	—	$—		—	$—
Lorianne Masuoka, M.D.	5/11/2017	113,750	146,250	(10)	$1.32	5/10/2027	—	$—		—	$—
	12/6/2017	50,000	100,000	(7)	$6.19	12/5/2027	—	$—		—	$—

(1)

25% of the total shares underlying this option vested on September 15, 2012.  The remaining shares vested 1/36th monthly over 36 months thereafter, subject to continued service to us through each vesting date.

(2)

17,596 of the total shares underlying this option vested on April 4, 2013.  The remaining shares vested 1/43rd monthly over 43 months thereafter, subject to continued service to us through each vesting date.

(3)

38,194 of the total shares underlying this option vested on December 22, 2014.  The remaining shares vested monthly over 31 months thereafter, subject to continued service to us through each vesting date.

(4)	The shares underlying this option vest monthly over 36 months beginning August 1, 2015, subject to continued service to us through each vesting date.

(5)	The shares underlying this option vest in 24 equal monthly installments beginning September 1, 2017, subject to continued service to us through each vesting date.

(6)	The shares underlying this option vest in 36 equal monthly installments beginning January 31, 2017, subject to continued service to us through each vesting date.

(7)	The shares underlying this option vest in 36 equal monthly installments beginning January 1, 2018, subject to continued service to us through each vesting date.

(8)

25% of the total shares underlying this option vested on November 22, 2014.  The remaining shares vest 1/36th monthly over 36 months thereafter, subject to continued service to us through each vesting date.

(9)	8,611 of the total shares underlying this option vested on December 22, 2014. The remaining shares vest monthly over 31 months thereafter, subject to continued service to us through each vesting date.

(10)

25% of the total shares underlying this option vest on April 10, 2018.  The remaining shares vest 1/36th monthly over 36 months thereafter, subject to continued service to us through each vesting date beginning April 30, 2018.

(11)	All shares of restricted stock vest in three equal installments each on January 17, 2018, 2019 and 2020.

Retirement Benefits

We maintain a Section 401(k) retirement plan for all employees who are 21 years of age or older. Employees can contribute up to 50.0% of their eligible pay, subject to maximum amounts allowed under law. We may make discretionary profit sharing contributions, which vest over a period of four years from each employee's commencement of employment with us. We did not make any discretionary profit sharing contributions in our fiscal year ended December 31, 2018.

Compensation of Directors

During our fiscal year ended December 31, 2018, we paid cash compensation to our directors. All of our directors also received awards under the 2014 Equity Incentive Plan. The following table sets forth information concerning compensation for services rendered by our directors (other than our former Chief Executive Officer who was also Chairman of the Board of Directors) for the fiscal year ended December 31, 2018:

	Fees earned or paid in	Option		Stock	Total compensation
Name	cash ($) (1)	Awards ($) (2)		Awards ($) (3)	($)
Scott Braunstein(4)	15,208	194,700	(5)	—	209,908
Enrique J. Carrazana, M.D.	48,750	119,830	(6)	—	168,580
Michael R. Dougherty	52,500	—	(7)	—	52,500
Seth H.Z. Fischer Chair, Compensation Committee	50,000	—	(8)	—	50,000
Tim M. Mayleben Lead Independent Director; Chair, Audit Committee	78,750	—	(9)	—	78,750
Nicole Vitullo Chair, Nominating Committee	55,000	—	(9)	—	55,000

(1)

This column reports director fees earned with respect to services by the director during the year ended December 31, 2018. Payments for the prorated annual fee for the fourth quarter of 2018 were paid in 2019.

(2)	This column represents the aggregate grant date fair value of options to purchase shares of common stock granted to each director in 2018, computed in accordance with FASB ASC Topic 718.

(3)	This column represents the grant-date fair value of restricted stock granted to each director in 2018, computed in accordance with FASB ASC Topic 718.

(4)	Scott Braunstein joined the Board of Directors in September 2018, and was appointed Executive Chairman in February 2019.

(5)	As of December 31, 2018, this director held options to purchase 30,000 shares of common stock

(6)

As of December 31, 2018, this director held options to purchase 193,452 shares of common stock, which includes options to purchase 104,000 shares of common stock received under a consulting agreement.  See “Certain Relationships and Related Party Transactions” for more information.

(7)	As of December 31, 2018, this director held options to purchase 56,000 shares of common stock.

(8)	As of December 31, 2018, this director held options to purchase 60,900 shares of common stock.

(9)	As of December 31, 2018, this director held options to purchase 65,500 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2018, there have been no transactions, to which we have been a party, in which the amount involved in the transaction or series of related transactions exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5.0% of our common stock or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than employment, compensation, termination, indemnification and change in control arrangements with our named executive officers, which are described under “Executive and Director Compensation.”

Our Audit Committee is responsible for the review, approval and ratification of related person transactions. The audit committee will review these transactions under our Code of Conduct, which will govern conflicts of interests, among other matters, and will be applicable to our employees, officers and directors. See "Management—Audit Committee" for additional information regarding related-party transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and any persons who beneficially own more than 10% of our stock, to file with the SEC initial reports of ownership and reports of changes in ownership in our stock. Such persons are required by SEC regulations to furnish to us copies of all Section 16(a) forms they file. As a matter of practice, our administrative staff assists our directors and officers in preparing and filing such reports with the SEC.

To our knowledge, based solely on our review of copies of the reports received by us and written representations by these persons, no such persons failed to file reports under Section 16(a) on a timely basis.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS AT DECEMBER 31, 2018

			Number of securities
			remaining available for
	Number of securities to	Weighted-average	future issuance under equity
	be issued upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,640,409	$5.15	1,302,703
Equity compensation plans not approved by security holders	311,000	$7.54	—
Total	4,951,409		1,302,703

PROPOSAL 1: ELECTION OF CLASS II DIRECTORS

Our Board consists of a number of members as established by the majority vote of the Board. The number of directors that presently constitute the entire Board is six. Upon election of the three nominees for Class II director below at the Annual Meeting, our Board will continue to consist of six members. Under our charter, our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of stockholders. The Board is comprised of three Class II directors, whose term expires on the election and qualification of successor directors at the annual meeting of stockholders held in calendar year 2019. At the Annual Meeting, if elected, the three Class II director nominees named in this Proxy Statement will hold office for three years until their successors are elected and qualified or until the director’s death, removal or resignation. The Board has nominated Scott Braunstein, Seth H.Z. Fischer and Nicole Vitullo for election as Class II  Directors at the Annual Meeting. Upon the adjournment of our 2019 Annual Meeting of Stockholders, the Board will be composed of  three class II directors, whose term expires on the election and qualification of successor directors at the annual meeting of stockholders held in calendar year 2022 or until his or her death, removal or resignation, one Class I directors, whose term expires on the election and qualification of successor directors at the annual meeting of stockholders held in calendar year 2021 or until his or her death, removal or resignation, and two Class III directors, whose term expires on the election and qualification of successor directors at the annual meeting of stockholders held in calendar year 2020 or until his or her death, removal or resignation

Listed above under the caption “Board of Directors” are the names and biographical information of Scott Braunstein, Seth H.Z. Fischer and Nicole Vitullo, the three nominees for Class II director, as well as the current Class I and Class III directors. The persons designated as proxies in the accompanying proxy card intend to vote “FOR” such nominees, unless a contrary instruction is indicated on the proxy card. If for any reason any nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of another person nominated as a substitute by the Board, if any person is so nominated. The nominees are currently directors and have consented to be named and have agreed to serve, if elected.

Recommendation of the Board

The Board recommends a vote  “FOR” the election of Scott Braunstein, Seth H.Z. Fischer and Nicole Vitullo to the Board as Class II directors.

PROPOSAL 2: AMENDMENT TO 2014 EQUITY INCENTIVE PLAN TO INCREASE NUMBER OF SHARES AVAILABLE UNDER THE PLAN AND INCREASE MAXIMUM SHARES AVAILABLE TO AN INDIVIDUAL IN A CALENDAR YEAR

In March 2019, the Board approved an amendment to our 2014 Plan to increase on an annual basis the maximum number of shares of common stock available for issuance under the 2014 Plan by a number equal to the lesser of (i) 5,000,000 shares (previously 2,000,000 shares) of the Company’s common stock, (ii) an amount equal to 4% (previously 5%) of the total number of shares of the Company’s common stock outstanding on such date, calculated on a common-equivalent basis, or (iii) an amount determined by the Board, each of which may be granted as incentive stock options, and increasing the maximum aggregate number of shares of the Company’s common stock that shall be subject to Grants (as defined in the 2014 Plan) made under the 2014 Plan to any individual during any calendar year to 2,000,000 shares (previously 1,000,000 shares).  By way of example, pursuant to the above-referenced formula, the 2019 net increase is 80,761 shares to the previous 2,000,000 share increase.  As of March 11, 2019, there are outstanding under the 2014 Plan options to purchase an aggregate of 5,936,297 shares of our common stock. We are seeking stockholder approval in order to satisfy the requirements under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to incentive stock options to the extent such options are granted under the 2014 Plan and to be consistent with the rules of NASDAQ.

We face intense competition in recruiting high quality personnel, and in retaining our employees. The Board continues to believe that stock-based incentives are important factors in attracting, retaining and awarding officers, employees, directors and consultants and closely aligning their interests with those of our Stockholders. The Board further believes that the changes reflected in the amended 2014 Plan are consistent with our compensation philosophy (and with responsible compensation policies generally) and will preserve our ability to attract and retain capable officers, employees, directors and consultants who will add to our continued growth and overall success. The Board believes that the number of shares currently available for issuance under the 2014 Plan is not sufficient in view of our compensation structure and strategy, and that the availability of the additional shares will ensure that we continue to have a sufficient number of shares of common stock authorized for issuance under the 2014 Plan. The Board adopted this amendment to ensure that, as we grow over the coming year, we can operate effectively in our recruitment efforts, and create incentives for the retention of employees and other service providers, by granting the equity arrangements available under the 2014 Plan to employees, directors, and key consultants at levels determined appropriate by the Compensation Committee.  In addition to our six directors, approximately 30 employees and approximately five key consultants are eligible to participate in the 2014 Plan.

The following is a summary of the material terms and conditions of the 2014 Plan, as proposed to be amended, and is qualified in its entirety by the provisions contained in the 2014 Plan, as amended, a copy of which is attached to this Proxy Statement as Appendix A:

The aggregate number of shares of common stock of the Company’s common stock that may be issued pursuant to Grants (as defined in the 2014 Plan) under the 2014 Plan is 7,581,000 shares, each of which may be issued under the 2014 Plan as an incentive stock option.  In addition, upon approval by the Company’s stockholders of the proposed amendment to the 2014 Plan, the number of shares of the Company’s common stock that may be issued pursuant to Grants under the 2014 Plan and the number of shares of the Company’s common stock that may be issued under the 2014 Plan as incentive stock options shall be increased, on an annual basis effective January 1, 2019 by the lesser of (i) 5,000,000 shares (previously 2,000,000 shares) of the Company’s common stock, (ii) an amount equal to 4% (previously 5%) of the total number of shares of the Company’s common stock outstanding on such date, calculated on a common-equivalent basis, or (iii) an amount determined by the Board, each of which may be issued as incentive stock options, and increasing the maximum aggregate number of shares of the Company’s common stock that shall be subject to Grants (as defined in the 2014 Plan) made under the 2014 Plan to any individual during any calendar year to 2,000,000 shares (previously 1,000,000 shares).  Shares issued under the 2014 Plan may be authorized but unissued shares of the Company’s common stock or reacquired shares of the Company’s common stock, including shares purchased by the Company on the open market for purposes of the 2014 Plan. See the description of the 2014 Plan under “Executive and Director Compensation – Equity Benefit Plans.”

Federal Income Tax Consequences of the 2014 Plan

The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the 2014 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options (“ISO”). The grant of an ISO under the 2014 Plan will not result in any federal income tax consequences to the optionee or the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of common stock. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the purchase price. The Company is not entitled to any deduction under these circumstances.

If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the purchase price or (ii) the difference between the fair market value of the stock on the exercise date and the purchase price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. In the year of the disqualifying disposition, the Company is entitled to a deduction equal to the amount of ordinary income recognized by the optionee, so long as the optionee’s total compensation is deemed reasonable in amount.

The “spread” under an ISO-i.e., the difference between the fair market value of the shares at the time of exercise and the purchase price-is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If an optionee’s alternative minimum tax liability exceeds such optionee’s regular income tax liability, the optionee will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to ISOs, the optionee must sell the shares within the same calendar year in which the ISOs are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event an ISO is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code that fails to comply with the rules of Section 409A of the Code may result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest. In addition, the amendment of an ISO may convert the option from an ISO to a NSO.

Nonqualified Stock Options (“NSOs”). The grant of a NSO under the 2014 Plan will not result in any federal income tax consequences to the optionee or the Company. Upon exercise of a NSO, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option purchase price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee so long as the Company withholds the appropriate taxes with respect to such income (if required) and the optionee’s total compensation is deemed reasonable in amount. Any gain or loss on the optionee’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company will not receive a tax deduction for any such gain.

In the event a NSO is amended, such option may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code that fails to comply with the rules of Section 409A of the Code may result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.

Restricted Shares. The grant of Restricted Shares will subject the recipient to ordinary compensation income on the difference between the amount paid (if any) for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company will not receive a tax deduction for any such gain.

Recipients of Restricted Shares may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to recognize as ordinary compensation income in the year that such Restricted Shares are granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. A Section 83(b) Election must be made within 30 days from the time the Restricted Shares are issued.

Stock Appreciation Rights (“SARs”). Recipients of SARs generally should not recognize income until a SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees generally will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

In the event a SAR is amended, such SAR may be considered deferred compensation and subject to the rules of Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. A SAR subject to Section 409A of the Code that fails to comply with the rules of Section 409A of the Code may result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.

Restricted Stock Units (“RSUs”). Recipients of RSUs generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees generally will be subject to withholding for federal income tax purposes upon conversion of the RSUs and withholding for employment tax purposes when the RSUs vest. Participants will recognize gain upon the disposition of any shares received upon conversion of the RSUs equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

RSUs also can be considered nonqualified deferred compensation and subject to the Section 409A of the Code, which provide rules regarding the timing of payment of deferred compensation. A grant of RSUs subject to Section 409A of the Code that fails to comply with the rules of Section 409A of the Code may result in the acceleration of income recognition, a 20% additional tax obligation, plus penalties and interest.

Performance Awards. Recipients of Performance Awards generally should not recognize income until such awards are paid in cash or shares of stock. Upon payment, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received in such payment. Recipients who are employees generally will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon the payment of Performance Awards. Participants will recognize gain upon the disposition of any shares received upon the payment of Performance Awards equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

Other stock-based awards. Recipients of unrestricted stock will recognize ordinary income equal to the difference between the amount paid for such unrestricted stock and the fair market value of the unrestricted stock on the grant date. This income is subject to withholding for federal income and employment tax purposes. Any gain or loss on the recipient’s subsequent disposition of the shares receives long or short-term capital gain or loss treatment depending on how long the stock has been held since the date such unrestricted stock was granted. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

Potential Dilutive Effect of Stock Options

Our board of directors believes our granting of stock options to our employees and directors is an important part of our compensation philosophy and that our stock option grants promote the interests of the Company and its stockholders by aligning the interests of such employees and directors with the interests of our stockholders and motivating such employees and directors to achieve our long-term corporate objectives. For those reasons, our board of directors believes it is desirable and appropriate that our stockholders vote to approve the amendment to our 2014 Plan.

If all of the currently outstanding and exercisable options to purchase shares of our common stock were exercised, the shares so issued would represent approximately 6% of the number of shares of our common stock outstanding at March 11, 2019. The average number of options to purchase shares we have issued in each of the last three years is 1.3 million at a weighted average exercise price of $4.69 per share.

The potential dilution we describe above may not be indicative of the actual number of shares we will issue in the future. Our stock compensation plans do not contemplate the amount or timing of specific equity awards.

The potential dilution we describe above is a forward-looking statement. Forward-looking statements are not facts. Actual results may differ materially because of factors such as those we identify in the reports we file with the Securities and Exchange Commission.

Recommendation of the Board

The Board recommends a vote “ FOR “ the approval of the amendment to our 2014 Plan increasing, on an annual basis, the maximum number of shares of common stock available for issuance under the 2014 Plan by a number equal to the lesser of (i) 5,000,000 shares (previously 2,000,000 shares) of the Company’s common stock, (ii) an amount equal to 4%  (previously 5%) of the total number of shares of the Company’s common stock outstanding on such date, calculated on a common-equivalent basis, or (iii) an amount determined by the Board, each of which may be granted as incentive stock options, and increasing the maximum aggregate number of shares of the Company’s common stock that shall be subject to Grants (as defined in the 2014 Plan) made under the 2014 Plan to any individual during any calendar year to 2,000,000 shares (previously 1,000,000 shares).

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP audited our financial statements as of and for the years ended December 31, 2018 and 2017. The Audit Committee of our Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. We are submitting our selection of KPMG LLP as our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. We expect that one or more representatives of KPMG LLP will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the Annual Meeting. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, discharge and replace KPMG LLP as our independent registered public accounting firm, and the selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification. Notwithstanding the outcome of the vote by the stockholders of the Company, the Audit Committee is not bound to retain the independent registered public accounting firm or to replace the independent registered public accounting firm, where, in either case, after considering the outcome of the vote, the Audit Committee determines its decision regarding the independent registered public accounting firm to be in the best interests of the Company.

The following table sets forth the aggregate fees billed by KPMG LLP as described below:

Fee Category:	2018	2017
Audit Fees	$425,000	$429,845
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$425,000	$429,845

Audit Fees:  Consists of fees billed for professional services rendered in connection with quarterly reviews and the audit of our financial statements as of and for the years ended December 31, 2018 and 2017. Also consists of fees billed for services rendered in connection with the issuance of consents, comfort letters and review of documents filed with the SEC.

Audit-Related Fees:  There were no fees billed in 2018 or 2017 for any services other than those reported above.

Tax Fees:  There were no fees billed in 2018 or 2017 for any services other than those reported above.

All Other Fees:  There were no fees billed in 2018 or 2017 for any services other than those reported above.

All of the above services were approved by the Audit Committee.

In accordance with the Sarbanes-Oxley Act of 2002, as amended, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. On an ongoing basis, management defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of our independent registered public accounting firm for such services. The Audit Committee has also delegated authority to the Chairman of the Audit Committee, and if the Chairman of the Audit Committee is unavailable, to any other Audit Committee member, to pre-approve permitted services. Any such pre-approval must be reported to the Audit Committee at its next meeting.

Recommendation of the Board

The Board recommends a vote “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2020

ANNUAL MEETING OF STOCKHOLDERS

Stockholders intending to present proposals at our Annual Meeting of Stockholders to be held in 2020 and intending to have such proposals included in our next proxy statement must send their proposals to our Secretary, in writing, at Marinus Pharmaceuticals, Inc., 170 N. Radnor Chester Rd, Suite 250, Radnor, Pennsylvania 19087; Attention: Secretary, pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2020 Annual Meeting of Stockholders and must be received by us not later than November 21, 2019. If, however, the date of our 2020 Annual Meeting of Stockholders will be on or before April 7, 2020 or on or after June 6, 2020, then the deadline will be a reasonable time before we begin to print and send out our proxy materials. The dates referenced below with respect to proposing an item of business at our 2020 Annual Meeting will not affect any rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act.

In addition, under our bylaws, a stockholder of record on the date of the giving of the written notice to introduce a nomination or to propose an item of business must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that a nomination for director nominee(s) and/or an item of business to be introduced at an Annual Meeting of Stockholders must be submitted in writing to our Secretary at our offices at Marinus Pharmaceuticals, Inc., 170 N. Radnor Chester Rd, Suite 250, Radnor, Pennsylvania 19087. We must receive written notice of your intention to introduce a nomination or to propose an item of business at our 2020 Annual Meeting:

•	after November 21, 2019, but before December 21, 2019; or

•

if the 2020 Annual Meeting will be held be on or before April 7, 2020 or on or after June 6, 2020, then no earlier than the close of business on the 120th day prior to the 2020 Annual Meeting and not later than the close of business on the later of (A) the 90th day prior to the 2020 Annual Meeting and (B) the 10th day following the day on which notice of the date of the 2020 Annual Meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of directors at a special meeting of stockholders, provided that our Board, or such person or persons requested by a majority of our Board to call special meetings, has determined that directors shall be elected at such special meeting and provided further that the nomination made by the stockholder is for one of the director positions that our Board, or such person or persons requested by a majority of our Board to call special meetings, as the case may be, has determined will be filled at such special meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

Any such notice must include all of the information required to be in such notice pursuant to our bylaws filed with the SEC.

ANNUAL REPORT

A copy of our Annual Report is available to our stockholders with this Proxy Statement as described in the Notice of Internet Availability. A paper copy can be requested at no charge by following the instructions in the Notice of Internet Availability.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of this Proxy Statement and our Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such documents to you if you write or call our Secretary, Edward F. Smith, at Marinus Pharmaceuticals, Inc. 170 N. Radnor Chester Rd, Suite 250, Radnor, Pennsylvania 19087; telephone: (484) 801-4670.

If you want to receive separate copies of our Proxy Statement and Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact our Secretary, in writing, at the address listed above.

By Order of the Board of Directors,

/s/ Edward F. Smith
Edward F. Smith, Vice President,
Chief Financial Officer, Treasurer and Secretary

APPENDIX A

MARINUS PHARMACEUTICALS, INC.

2014 EQUITY INCENTIVE PLAN, AS AMENDED

The purpose of the Marinus Pharmaceuticals, Inc. 2014 Equity Incentive Plan is to provide (i) designated employees of Marinus Pharmaceuticals, Inc. (the “Company”) and its parents and subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its parents or subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock awards, stock units, stock appreciation rights and other equity-based awards.  The Company believes that this Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders.

1.            Administration and Delegation.

(a)          Committee.  This Plan shall be administered by a committee consisting of two or more members of the Board, which shall consist of “outside directors” as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations, “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, when applicable, by “independent directors” as defined by the rules of any national securities exchange (the “Exchange”) upon which shares of the Company’s capital stock shall be listed.  However, the Board may ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee directors.  The committee may delegate authority to one or more subcommittees as it deems appropriate.  To the extent that a committee or subcommittee administers this Plan, references in this Plan to the “Board” shall be deemed to refer to the committee or subcommittee.

(b)          Board Authority.  The Board shall have the sole authority to (i) determine the individuals to whom grants shall be made under this Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, and (v) deal with any other matters arising under this Plan.

(c)          Board Determinations.  The Board shall have full power and authority to administer and interpret this Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing this Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.  The Board’s interpretations of this Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in this Plan or in any awards granted hereunder.  All powers of the Board shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of this Plan and need not be uniform as to similarly situated individuals.

(d)          Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Grants that constitute rights under Delaware law (subject to any limitations under this Plan) to employees or officers of the Company and to exercise such other powers under this Plan as the Board may determine, provided that the Board shall fix the terms of such Grants to be granted by such officers (including the exercise price of such Grants, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Grants that the officers may grant; provided further, however, that no officer shall be authorized to grant such Grants to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).  Notwithstanding anything to the contrary set forth above, the Board may not delegate authority under this Section 1(d) to grant Stock Awards, unless Delaware law then permits such delegation.

2.            Grants.  Awards under this Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), stock awards as described in Section 6 (“Stock Awards”), stock units as described in Section 7 (“Stock Units”), stock appreciation rights as described in Section 8 (“SARs”), and other equity-based awards as described in Section 9 (“Other Equity Awards”), the foregoing sometimes referred to herein collectively as “Grants” and individually as a “Grant.”

All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Board deems appropriate and as are specified in writing by the Board to the individual in a grant instrument or an amendment to the grant instrument (the “Grant Instrument”).  All Grants shall be made conditional upon the acknowledgement of the Grantee (as defined in Section 4(b)), in writing or by acceptance of the Grant, that all decisions and determinations of the Board shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant.  Grants under a particular Section of this Plan need not be uniform as among the grantees.

3.            Shares Subject to This Plan.

(a)          Shares Authorized.  Subject to adjustment as described below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued pursuant to Grants under this Plan is 7,581,000 shares, each of which may be issued under this Plan as an Incentive Stock Option.  In addition, the number of shares of Company Stock that may be issued pursuant to Grants under this Plan and the number of shares of Company Stock that may be issued under this Plan as Incentive Stock Options shall be increased annually on January 1 of each year, commencing January 1, 2015, until the expiration of this Plan by a number equal to the lesser of (i) 5,000,000 shares of Company Stock, (ii) an amount equal to 4% of the total number of shares of the Company’s capital stock outstanding on such date, calculated on a common-equivalent basis, or (iii) an amount determined by the Board.  Shares issued under this Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of this Plan.

(b)          Individual Limits.  The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under this Plan to any individual during any calendar year shall be 2,000,000 shares.

(c)          Share Counting.  If and to the extent Options or SARs granted under this Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units or Other Equity Awards are forfeited, the shares subject to such Grants shall again be available for purposes of this Plan.

(d)          Adjustments.  If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under this Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under this Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  In addition, in the event of a Change of Control of the Company (as defined in Section 12(a)), the provisions of Section 13 of this Plan shall apply.  Any adjustment to outstanding Grants shall be consistent with section 409A and section 424 of the Code, to the extent applicable.  Any adjustments determined by the Board shall be final, binding and conclusive.

4.            Eligibility for Participation.

(a)          Eligible Persons.  All employees of the Company and its parents or subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in this Plan.  Consultants and advisors, as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor form or rule) who perform services for the Company or any of its parents or subsidiaries (“Key Advisors”) shall be eligible to participate in this Plan.

(b)          Selection of Grantees.  The Board shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Board determines.  Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees.”

5.            Options.   The Board may grant Options to Employees, Non-Employee Directors, and Key Advisors upon such terms as the Board deems appropriate.  The following provisions are applicable to Options:

(a)          Number of Shares.  The Board shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b)          Type of Option and Price.

(i)           The Board may grant Incentive Stock Options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein.  Incentive Stock Options may be granted only to employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code.  Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii)          The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Board and shall be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

(iii)         If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows:  (x) if the principal trading market for the Company Stock is an Exchange, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on an Exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the Exchange or, if not so reported, as reported by the over-the-counter quotation system on which the Company Stock is then quoted or as reported in a customary financial reporting service, as applicable and as the Board determines.  If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Board.

(c)          Option Term.  The Board shall determine the term of each Option.  The term of any Option shall not exceed ten years from the date of grant.  However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

(d)          Exercisability of Options.

(i)           Options shall become exercisable in accordance with such terms and conditions, consistent with this Plan, as may be determined by the Board and specified in the Grant Instrument.  The Board may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii)          The Board may provide in a Grant Instrument that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable.  Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (i) the Exercise Price or (ii) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Board deems appropriate.

(e)          Grants to Non-Exempt Employees.  Notwithstanding the foregoing, unless expressly approved by the Board, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, (the “FLSA”) may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Board, upon the Grantee’s death, Disability (as defined in Section

5(f)(v)(C)) or Retirement (as defined in Section 5(f)(v)(E)), or upon a Change of Control or other circumstances permitted by applicable regulations).

(f)           Termination of Employment, Disability or Death.

(i)           Except as provided below, an Option may be exercised only while the Grantee is employed by, or providing service to, the Employer (as defined in Section 5(f)(v)(A)) as an Employee, Key Advisor or member of the Board.  In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death, Retirement or termination for Cause (as defined in Section 5(f)(v)(D)), except as otherwise provided by the Board, any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term.  Except as otherwise provided by the Board, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(ii)          In the event the Grantee ceases to be employed by, or provide service to, the Employer on account of a termination for Cause by the Employer, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Employer.  In addition, notwithstanding any other provisions of this Section 5, if the Board determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate, and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.  Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(iii)         In the event the Grantee ceases to be employed by, or provide service to, the Employer because of the Grantee’s Disability or Retirement, any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term.  Except as otherwise provided by the Board, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.  In the event that an Incentive Stock Option is exercised more than 90 days after Retirement, the Option shall lose its status as an Incentive Stock Option and shall be treated as a Nonqualified Stock Option.

(iv)         If the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(f)(i) above (or within such other period of time as may be specified by the Board), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term.  Except as otherwise provided by the Board, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

(v)          For purposes of this Section 5(f) and Section 6:

(A)       The term “Employer” shall include the Company and its parent and subsidiary corporations, as determined by the Board.

(B)       “Employed by, or provide service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and satisfying conditions with respect to other Grants, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor or member of the Board), unless the Board determines otherwise.

(C)       “Disability” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan applicable to the Grantee, or as otherwise determined by the Board.

(D)       “Cause” shall mean, except to the extent specified otherwise by the Board, a finding by the Board that the Grantee (i) has breached his or her employment or service contract with the Employer in any material respect, (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written noncompetition or nonsolicitation agreement between the Grantee and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Board determines.

(E)       “Retirement” shall mean a termination of employment by reason of an Employee’s retirement at or after the Employee’s earliest permissible retirement date pursuant to and in accordance with a regular retirement plan or the personnel practices of the Employer.

(g)          Exercise of Options.  A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company.  The Grantee shall pay the Exercise Price for an Option as specified by the Board (w) in cash, (x) with the approval of the Board, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Board deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Board) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, (y) payment through a broker in accordance with procedures permitted by applicable regulations of the Board of Governors of the Federal Reserve System, or (z) by such other method as the Board may approve.  Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option.  The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 10) at the time of exercise.

(h)          Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under this Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.  An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code) of the Company.

(i)           Limitation on Repricing.  If the Company Stock is listed on an Exchange, unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 3(d)): (A) amend any outstanding Option granted under this Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (B) cancel any outstanding Option (whether or not granted under the Plan) and grant in substitution therefor new Grants under this Plan (other than adjustments made pursuant to Section 3(d)) covering the same or a different number of shares of Company Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (C) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 3(d), or (D) take any other action under this Plan that constitutes a “repricing” within the meaning of the rules of the Exchange.

6.            Stock Awards.  The Board may issue shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Board deems appropriate.  The following provisions are applicable to Stock Awards:

(a)          General Requirements.  Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Board.  The Board may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Board deems appropriate, including without limitation restrictions based on the achievement of specific performance goals.  The period of time during which the Stock Award will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

(b)          Number of Shares.  The Board shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c)          Requirement of Employment or Service.  Unless the Board determines otherwise, if the Grantee ceases to be employed by, or provide service to, the Employer (as defined in Section 5(f)(v)(A)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company.  The Board may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)          Restrictions on Transfer and Legend on Stock Certificate.  During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of the Stock Award except to a successor under Section 11(a).  Each certificate representing a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant.  The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed.  The Board may determine that the Company will not issue a certificate for a Stock Award until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for Stock Awards until all restrictions on such shares have lapsed.

(e)          Right to Vote and to Receive Dividends.  Unless the Board determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares subject to Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Board, including without limitation the achievement of specific performance goals.

(f)           Lapse of Restrictions.  All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Board.  The Board may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

7.            Stock Units.  The Board may grant Stock Units representing one or more shares of Company Stock to an Employee, Non-Employee Director or Key Advisor, upon such terms and conditions as the Board deems appropriate, provided, however, that all such grants shall comply with section 409A of the Code.  The following provisions are applicable to Stock Units:

(a)          Crediting of Units.  Each Stock Unit shall represent the right of the Grantee to receive an amount based on the value of a share of Company Stock, if specified conditions are met.  All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of this Plan.

(b)          Terms of Stock Units.  The Board may grant Stock Units that are payable if specified performance goals or other conditions are met, or under other circumstances.  Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Board.  The Board shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c)          Requirement of Employment or Service.  Unless the Board determines otherwise, if the Grantee ceases to be employed by, or provide service to, the Employer during a specified period, or if other conditions established by the Board are not met, the Grantee’s Stock Units shall be forfeited.  The Board may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)          Payment with Respect to Stock Units.  Payments with respect to Stock Units may be made in cash, in Company Stock, or in a combination of the two, as determined by the Board.

8.            Stock Appreciation Rights.  The Board may grant SARs to an Employee, Non‑Employee Director or Key Advisor separately or in tandem with any Option.  The following provisions are applicable to SARs:

(a)          Base Amount.  The Board shall establish the base amount of the SAR at the time the SAR is granted.  The base amount of each SAR shall not be less than the Fair Market Value of a share of Company Stock on the date of Grant of the SAR.

(b)          Tandem SARs.  In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period.  Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate.  Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c)          Exercisability.  An SAR shall be exercisable during the period specified by the Board in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument.  The Board may accelerate the exercisability of any or all outstanding SARs at any time for any reason.  SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 5(f) above.  A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d)          Grants to Non-Exempt Employees.  Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the FLSA may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Board, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e)          Value of SARs.  When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised.  The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Section 8(a).

(f)           Form of Payment.  The appreciation in an SAR shall be paid in shares of Company Stock, cash or any combination of the foregoing, as the Board shall determine.  For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.

9.            Other Equity Awards.  The Board may grant Other Equity Awards, which are awards (other than those described in Sections 5, 6, 7 and 8 of this Plan) that are based on, measured by or payable in Company Stock, including, without limitation, stock appreciation rights, to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Board shall determine.  Other Equity Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Board shall determine.

10.          Withholding of Taxes.

(a)          Required Withholding.  All Grants under this Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements.  The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.

(b)          Election to Withhold Shares.  If the Board so permits, a Grantee may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.  The election must be in a form and manner prescribed by the Board and may be subject to the prior approval of the Board.

11.          Transferability of Grants.

(a)          Nontransferability of Grants.  Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime.  A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Board, pursuant to a domestic relations order or otherwise as permitted by the Board.  When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights.  Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b)          Transfer of Nonqualified Stock Options.  Notwithstanding the foregoing, the Board may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Board may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

12.          Change of Control of the Company.

(a)          Change of Control.  As used herein, a “Change of Control” shall be deemed to have occurred if:

(i)           Any “person,” as such term is used in sections 13(d) and 14(d) of the Exchange Act becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of (A) a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors, or (B) the acquisition of securities of the Company by an investor of the Company in a capital-raising transaction; or

(ii)          The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.

(b)          Other Definition.  The Board may modify the definition of Change of Control for a particular Grant as the Board deems appropriate to comply with section 409A of the Code or otherwise.

13.          Consequences of a Change of Control.

(a)          Acceleration.  In the event of a Change of Control, the Board may determine whether and to what extent (i) outstanding Options and SARs shall accelerate and become exercisable, and (ii) outstanding Stock Awards, Stock Units and Other Equity Awards shall vest and shall be payable.  The Board may condition any such acceleration on such terms as the Board determines.

(b)          Other Alternatives.  In the event of a Change of Control, the Board may take any of the following actions with respect to any or all outstanding Grants: the Board may (i) determine that all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation), (ii) require that Grantees surrender their outstanding Options and SARs in exchange for one or more payments, in cash or Company Stock as determined by the Board, in an amount, if any, equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price or base amount of the Options and SARs, on such terms as the Board determines, or (iii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Board deems appropriate.  Such assumption, surrender or termination shall take place as of the date of the Change of Control or such other date as the Board may specify.

14.          Limitations on Issuance or Transfer of Shares.

(a)          Stockholders Agreement/Voting Agreement.  The Board may require that a Grantee execute a stockholders agreement and/or a voting agreement, in each case, with such terms as the Board deems appropriate, with respect to any Company Stock issued or transferred pursuant to this Plan.  If such stockholders agreement or voting agreement contains any lock-up or market standoff provisions that differ from the provisions of Section 14(c) of this Plan, for as long as the provisions of such agreement are in effect, the provisions of Section 14(c) shall not apply to such Company Stock, unless the Board determines otherwise.

(b)          Limitations on Issuance or Transfer of Shares.  No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Board.  The Board shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Board shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions.  Certificates representing shares of Company Stock issued or transferred under this Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

(c)          Lock-Up Period.  If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act, and subject to Section 14(a) of this Plan, a Grantee (including any successor or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the 30-day period preceding and the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”).  If so requested by the Company or the Managing Underwriter, the Grantee shall enter into a separate written agreement to such effect in form and substance requested by the Company or the Managing Underwriter.  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

15.          Amendment and Termination.

(a)          Amendment of This Plan.  The Board may amend, suspend or terminate this Plan or any portion thereof at any time provided that (i) to the extent required by section 162(m) of the Code, no Grant that is intended to comply with section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Grant, unless and until the Company’s stockholders approve such amendment in the manner required by section 162(m); and (ii) if shares of the Company’s capital stock are listed on the Exchange, no amendment that would require stockholder approval under the rules of the Exchange may be made effective unless and until the Company’s stockholders approve such amendment.  In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.  Unless otherwise specified in the amendment, any amendment to this Plan adopted in accordance with this Section 15(a) shall apply to, and be binding on the holders of, all Grants outstanding under this Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Grantees under this Plan.  No Grant shall be made that is conditioned upon stockholder approval of any amendment to this Plan unless the Grant provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (ii) it may not be exercised or settled (or otherwise result in the issuance of Company Stock) prior to such stockholder approval.

(b)          Termination of This Plan.  This Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless this Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

(c)          Termination and Amendment of Outstanding Grants.  The Board may amend, modify or terminate any outstanding Grant, including but not limited to substituting therefor another Grant of the same or a different type, changing the date of exercise or realization, and/or converting an Incentive Stock Option into a

Nonqualified Stock Option.  A termination or amendment of this Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Board acts under Section 21(b).  The termination of this Plan shall not impair the power and authority of the Board with respect to an outstanding Grant.  The Board may at any time provide that any Grant shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

(d)          Governing Document.  This Plan shall be the controlling document.  No other statements, representations, explanatory materials or examples, oral or written, may amend this Plan in any manner.  This Plan shall be binding upon and enforceable against the Company and its successors and assigns.

16.          Funding of This Plan.  This Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan.

17.          Rights of Participants.  Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under this Plan.  Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

18.          No Fractional Shares.  No fractional shares of Company Stock shall be issued or delivered pursuant to this Plan or any Grant.  The Board shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

19.          Headings.  Section headings are for reference only.  In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

20.          Effective Date of This Plan.  This Plan shall be effective on the date on which this Plan is approved by the Company’s stockholders.

21.          Miscellaneous.

(a)          Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Board to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan.  Without limiting the foregoing, the Board may make a Grant to an employee, director or advisor of another corporation who becomes an Employee, Non-Employee Director or Key Advisor by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, the Parent or any of their subsidiaries in substitution for a stock option or stock award grant made by such corporation.  The terms and conditions of the substitute grants may vary from the terms and conditions required by this Plan and from those of the substituted stock incentives.  The Board shall prescribe the provisions of the substitute grants.

(b)          Compliance with Law.  This Plan, the exercise of Options and the obligations of the Company to issue shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.  With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that this Plan and all transactions under this Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act and section 162(m) of the Code.  It is the intent of the Company that this Plan and applicable Grants under this Plan comply with the applicable provisions of section 422 of the Code and that, to the extent applicable, Grants made under this Plan comply with the requirements of section 409A of the Code and the regulations thereunder.  To the extent that any legal requirement set forth in this Plan ceases to be required under applicable law, the Board may determine that such Plan provision shall cease to apply.  The Board may revoke any Grant if it is contrary to law or modify a Grant or this Plan to bring the Grant or this Plan into compliance with any applicable law or regulation.

(c)          Employees Subject to Taxation Outside the United States.  With respect to Grantees who are subject to taxation in countries other than the United States, the Board may make Grants on such terms and conditions as the Board deems appropriate to comply with the laws of the applicable countries, and the Board may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(d)          Governing Law.  The validity, construction, interpretation and effect of this Plan and Grant Instruments issued under this Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

MARINUS PHARMACEUTICALS, INC. 170 N. RADNOR CHESTER RD, SUITE 250 RADNOR, PA 19087 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MRNS2019 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E67576-P19047 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MARINUS PHARMACEUTICALS, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. The election as Class II directors of the nominees listed below (except as marked to the contrary to the right). NOMINEES: 01) Scott Braunstein 02) Seth H.Z. Fischer 03) Nicole Vitullo For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The approval of an amendment to our 2014 Plan to increase, on an annual basis, the maximum number of shares of common stock available for issuance under the 2014 Plan by a number of shares equal to the lesser of (i) 5,000,000 shares of common stock, (ii) an amount equal to 4% of the total number of shares of common stock outstanding on such date, or (iii) an amount determined by the Board, each of which may be granted as incentive stock options, and to increase the maximum aggregate number of shares of Company Stock that shall be subject to Grants to any individual during any calendar year to 2,000,000 shares of common stock. The ratification of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2019. For Against Abstain In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.  Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E67577-P19047 MARINUS PHARMACEUTICALS, INC. Annual Meeting of Stockholders May 7, 2019 This proxy is solicited by the Board of Directors The undersigned hereby appoints Scott Braunstein and Edward F. Smith as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Marinus Pharmaceuticals, Inc. held of record by the undersigned on March 11, 2019, at the Annual Meeting of Stockholders to be held via the Internet at www.virtualshareholdermeeting.com/MRNS2019, on May 7, 2019, or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on the reverse side